Exhibit 2.1

Execution Copy

PURCHASE AGREEMENT

MADE AS A DEED

BY AND AMONG

TRANSUNION NETHERLANDS I B.V.,

TRUSTEV LIMITED,

THE NON-MANAGEMENT SELLERS IDENTIFIED HEREIN,

THE MANAGEMENT SELLERS IDENTIFIED HEREIN,

AND

THE MANAGEMENT SELLER REPRESENTATIVE NAMED HEREIN

Dated as of December 9, 2015

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

i

(continued)

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(continued)

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(continued)

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Exhibits

Exhibit A	Non-Management Sellers
Exhibit B	Management Sellers
Exhibit C	Intentionally Omitted
Exhibit D	Limitation on Liability
Exhibit E	Form of Agreement with Respect to Certain Shares and Options
Exhibit F	Example of Calculation of Closing Working Capital (as of August 31, 2015)
Exhibit G	Intentionally Omitted
Exhibit H	Form of Incentive Bonus Plan

Schedules

Schedule I	Estimated Closing Purchase Price Calculation
Schedule II	Estimated Closing Purchase Price Disbursement Schedule
Schedule III	Disclosure Schedules

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

v

PURCHASE AGREEMENT MADE AS A DEED

PURCHASE AGREEMENT MADE AS A DEED, dated as of December 9, 2015 (this “Agreement”), by and among Transunion Netherlands I B.V., incorporated and registered in the Netherlands (KVK-number 50945157) (“Purchaser”), Trustev Limited, incorporated and registered in Ireland (company registration number 516425) (the “Company”), the Persons identified on attached Exhibit A (collectively, the “Non-Management Sellers”), the Persons identified on attached Exhibit B (collectively, the “Management Sellers”; and together with the Non-Management Sellers, collectively, the “Sellers”), and Patrick D. Phelan, as representative of the Management Sellers (the “Management Seller Representative”). Capitalized terms used herein and not otherwise defined have the meanings set forth in Article I.

R E C I T A L S:

WHEREAS, the Management Sellers and the Company confirm that, prior to the execution and delivery of this Agreement, the following actions were taken (in the order listed below), with the consent of Purchaser and certain Non-Management Sellers, to effectuate a restructuring of the share capital of the Company (collectively, the “Restructuring Transactions”):

(a) the Company authorized (i) a sub-division of the 999,898,000 Ordinary A Shares of €0.001 (in a ratio of 1:1,000) into 999,898,000,000 Ordinary A Shares of €0.000001 and (ii) the redesignation of 3,000,000 Ordinary A Shares of €0.000001 each as 1,000,000 Ordinary D Shares, 1,000,000 Ordinary E Shares and 1,000,000 Ordinary F Shares (collectively, the “Restructuring Shares”) and amended the Articles of Association of Trustev Limited, as filed with the Companies Registration Office on August 12, 2015 and as previously amended, and the Memorandum of Association of Trustev Limited, as filed with the Companies Registration Office on August 12, 2015 and as previously amended, to reflect such sub-division and redesignation;

(b) the Company redesignated (i) 136,000 Ordinary A Shares owned by Patrick D. Phelan (“Phelan”) prior to the Restructuring into 118,260 Ordinary D Shares, 8,870 Ordinary E Shares and 8,870 Ordinary F Shares, as reflected on Exhibit B; (ii) 136,000 Ordinary A Shares owned by Chris Kennedy (“Kennedy”) prior to the Restructuring into 118,260 Ordinary D Shares, 8,870 Ordinary E Shares and 8,870 Ordinary F Shares, as reflected on Exhibit B; and (iii) 30,192 Ordinary A Shares owned by William Casey prior to the Restructuring into 26,254 Ordinary D Shares, 1,969 Ordinary E Shares and 1,969 Ordinary F Shares, all as reflected on Exhibit A;

(c) the Company authorized the acceleration of certain Options over Ordinary C Shares, and, after giving effect thereto, all holders of vested Options over Ordinary C Shares exercised such Options and the Company issued to each such holder the applicable number of Ordinary C Shares, the ownership of which Ordinary C Shares is reflected on Exhibit B, and all unvested Options over Ordinary C Shares were cancelled;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d) the Company amended the Option Scheme to authorize the issuance of options (collectively, the “Restructuring Options”) to purchase, in addition to options to purchase Ordinary C Shares previously authorized, up to (i) 93,286 Ordinary D Shares, (ii) 6,997 Ordinary E Shares and (iii) 6,997 Ordinary F Shares and granted Restructuring Options to purchase (A) 76,899 Ordinary D Shares, (B) 5,767 Ordinary E Shares and (C) 5,767 Ordinary F Shares;

(e) the Company issued to certain Management Sellers Restructuring Options to purchase 76,900 Ordinary D Shares, 5,767 Ordinary E Shares, and 5,767 Ordinary F Shares, all as reflected on Exhibit B;

(f) the Company caused Trustev US to authorize the payment of Company Closing Bonuses to certain Business Employees; and

(g) the Company took such other actions and executed such other documents and agreements as the Company or Purchaser deemed necessary or desirable to authorize, approve and/or effectuate the Restructuring Transactions;

WHEREAS, as of the date hereof, after giving effect to the Restructuring Transactions, each Seller is the beneficial and legal owner of all of the outstanding Company Securities set forth opposite such Seller’s name under the caption “Sale Securities Held” on Exhibit A and under the captions “Sale Securities Held” and “Restructuring Shares/Options Held” on Exhibit B;

WHEREAS, except for the Convertible Notes owned by Purchaser, the Company Securities owned by each Seller represent all of the outstanding share capital and debt securities owned by such Seller; and

WHEREAS, Purchaser desires to purchase from the Sellers, and each of the Sellers desires to sell to Purchaser, the Company Securities identified under the caption “Sale Securities” on Exhibit A and Exhibit B, upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

(a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Accounting Fees” has the meaning set forth in Section 2.8(c).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Adjustment Time” means 11:59 p.m., in Ireland, on the Business Day immediately preceding the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introduction to this Agreement.

“Annual Financial Statements” has the meaning set forth in Section 4.6(a).

“Assets” has the meaning set forth in Section 4.10.

“Balance Sheet Date” means August 31, 2014.

“Basket” has the meaning set forth in Exhibit D.

“Borrowings” means all interest and non-interest bearing loans or other financing liabilities or obligations, including overdrafts and any other liabilities in the nature of borrowed money (whether secured or unsecured) but excluding any liability under (i) finance leases or hire purchase agreements which have been Disclosed or (ii) under the Convertible Notes.

“Business” means the business conducted by the Company consisting of the development, marketing and sale of a software platform using pattern-matching technology for identifying and preventing ecommerce, enterprise and consumer fraud through real-time online identity verification, including validation of the individual making the transaction as well as the payment method.

“Business Day” means any day other than a Saturday, Sunday or other day on which national banking institutions in Dublin, Ireland are required or authorized by Law to close.

“Business Employee” means any individual employed by the Company or any Company Subsidiary as of the date hereof.

“Cap” has the meaning set forth in Exhibit D.

“Cash and Cash Equivalents” means, with respect to the Company and each Company Subsidiary, all cash on hand and cash equivalents that are immediately convertible into cash, in each case, determined in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements, which shall be reduced by any cash in reserve accounts, cash escrow accounts, custodial cash and cash otherwise subject to any legal or contractual restriction on the ability to freely transfer or use such cash for any lawful purpose. For clarity, Cash and Cash Equivalents shall not be reduced by the amount of the employer portion of employment Taxes attributable to any compensatory payment made in connection with this Agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Claim” has the meaning set forth in Section 10.4(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Balance Sheet” has the meaning set forth in Section 2.8(a).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Purchase Price” has the meaning set forth in Section 2.3.

“Closing Statement” has the meaning set forth in Section 2.8(a).

“Closing Working Capital” means the aggregate consolidated amount of accounts receivable, prepaid expenses and other current assets of the Company and the Company Subsidiaries as of the Adjustment Time less the aggregate consolidated amount of accounts payable and accrued expenses of the Company and the Company Subsidiaries as of the Adjustment Time (including current Tax liabilities and including a €40,441 accrual for a potential Tax liability with respect to the redesignation of the employment status of Kieran Sexton), in each case calculated in accordance with Section 2.8(e). Notwithstanding the foregoing, Closing Working Capital shall exclude Cash and Cash Equivalents, Transaction Expenses, Company Closing Bonuses, any accounts or other amount receivable owed by RadioShack Corporation or any Affiliate thereof and any amounts included in Company Indebtedness.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introduction to this Agreement.

“Company Articles” means the Articles of Association of Trustev Limited, as filed with the Companies Registration Office on August 12, 2015 and as amended to date (including in connection with the Restructuring Transactions).

“Company Benefit Plan” has the meaning set forth in Section 4.13(a).

“Company Breaches” has the meaning set forth in Section 10.2(b)(i).

“Company Closing Bonuses” means the aggregate amount of any transaction bonuses, severance payments or other employee related change of control payments payable by the Company or any Company Subsidiary to any Business Employee as a result of the consummation of the transactions contemplated by this Agreement (including the employer portion of employment Taxes attributable to any such compensatory payment made in connection with this Agreement).

“Company Documents” has the meaning set forth in Section 4.2(a).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Company Indebtedness” means, with respect to the Company or any Company Subsidiary, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any premiums, penalties, make-whole payments, termination fees, breakage costs and other fees and expenses that are due upon prepayment of such obligations or payable as a result of the consummation of the Transaction), under any debt obligations of such Person consisting of (a) all indebtedness of the Company or any Company Subsidiary for Borrowings; (b) all payment obligations of the Company or any Company Subsidiary evidenced by notes, bonds, debentures or similar instruments, excluding the Convertible Notes; (c) all payment obligations payable by the Company or any Company Subsidiary under any interest rate, currency, swap or other hedging agreements; (d) all obligations of the Company or any Company Subsidiary to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the Ordinary Course of Business; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; and (f) all capital lease obligations of the Company or any Company Subsidiary; and (g) any guaranty of any of the foregoing but excluding, for the avoidance of doubt, any liabilities whether in respect of capital, interest or accrued dividends arising in respect of the Company Securities.

“Company Intellectual Property Rights” has the meaning set forth in Section 4.11(b).

“Company Memorandum” means the Memorandum of Association of Trustev Limited, as filed with the Companies Registration Office on August 12, 2015 and as amended to date (including in connection with the Restructuring Transactions).

“Company Securities” means, collectively, (i) Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Preferred Shares, Restructuring Shares or other share capital of the Company; (ii) securities convertible into or exercisable or exchangeable for Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Preferred Shares, Restructuring Shares or other share capital of the Company, including the Convertible Notes; and (iii) options, warrants and/or rights to purchase Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Preferred Shares, Restructuring Shares or other share capital of the Company.

“Company Software” has the meaning set forth in Section 4.11(a).

“Company Subsidiary” has the meaning set forth in Section 4.5(a).

“Company Systems” has the meaning set forth in Section 4.11(g).

“Confidential Information” has the meaning set forth in Section 7.1(a).

“Consent” means, with respect to any Person, any approval, authorization, exemption, waiver, permission or consent of any kind of such Person.

“Contract” means any written or oral agreement, contract, lease, commitment, arrangement, obligation or understanding.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Convertible Notes” means the Unsecured Convertible Notes (regardless of Series) issued by the Company.

“Copyrights” has the meaning set forth in the definition of Intellectual Property in this Section 1.1.

“Damages” means claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees; provided, however, that (a) all amounts paid or required to be paid by a Purchaser Indemnified Person in connection with a Third Party Claim (including punitive damages if any) shall be deemed Damages in all circumstances, (b) Damages will include consequential (and to the extent classified as consequential, any incidental, remote, exemplary or special damages) solely to the extent that such consequential damages are reasonably foreseeable in connection with the relevant indemnifiable event set forth in Section 10.2 or Section 10.3, and (c) unless and solely to the extent included as Damages pursuant to the foregoing clauses (a) or (b), Damages will exclude incidental, remote, exemplary or special damages.

“Disclosed” means accurately disclosed in the Disclosure Schedules with sufficient detail to identify the nature and scope of the matter disclosed.

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company with respect to Article IV, copies of which are attached hereto as Schedule III.

“Dispute Notice” has the meaning set forth in Section 2.8(b).

“Disputed Items” has the meaning set forth in Section 2.8(b).

“Employment Agreement” means an Employment Agreement, effective as of the Closing Date, between Trans Union LLC and Phelan.

“Enterprise Ireland” means Enterprise Ireland, having its principal office at The Plaza, East Point Business Park, Dublin 3, in its capacity as a Non-Management Seller.

“Environmental Law” means any applicable Law or other legal requirement relating to human or worker health and safety, pollution or the protection of the environment or natural resources.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“Estimated Closing Purchase Price” has the meaning set forth in Section 2.5(a).

“Estimated Closing Purchase Price Calculation” has the meaning set forth in Section 2.5(a).

“Estimated Closing Purchase Price Disbursement Schedule” has the meaning set forth in Section 2.5(b).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Final Closing Purchase Price” has the meaning set forth in Section 2.8(d).

“Financial Statements” has the meaning set forth in Section 4.6.

“GAAP” means generally accepted accounting principles in Ireland, specifically Financial Reporting Standard 102 and Irish statutes comprising the Companies Act 2014, as in effect from time to time and applied consistently throughout the periods involved.

“Governmental Body” means any international, multinational, foreign, national, domestic, federal, territorial, state, provincial or local governmental body of any nature (including any government and any governmental agency, instrumentality, court, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power of any nature.

“Government Official” means any officer or employee of a Governmental Body or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any Person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization.

“Hazardous Material” means any substance, material or waste as to which liability or standards of conduct are imposed under any Environmental Law, including petroleum and its by-products, asbestos, and toxic mold.

“Holdback Amount” means US$1,800,000, as such amount may be reduced pursuant to Section 2.8(d)(i) or Section 10.7.

“Holdback Pro Rata Share” means, with regard to each Management Seller the percentage set forth opposite such Management Seller’s name under the caption “Holdback Pro Rata Share” on the Estimated Closing Purchase Price Disbursement Schedule; provided that, notwithstanding anything to the contrary in this Agreement, no Management Seller shall have any right whatsoever in the Holdback Amount unless and until, and in such event only to the extent, such amount (which may only be a portion of the Holdback Amount) is payable as expressly provided in this Agreement.

“Incentive Bonus Plan” means the Incentive Bonus Plan, in the form of Exhibit H, to be adopted by Trans Union LLC on or before the Closing Date.

“Indemnitee” has the meaning set forth in Section 10.4(a).

“Indemnitor” has the meaning set forth in Section 10.4(b).

“Independent Accountants” means an international accounting firm which shall be mutually acceptable to Purchaser and the Management Seller Representative subject to such firm certifying to Purchaser and the Management Seller Representative that it is an independent firm without any prior relationship with Purchaser or the Company, provided that if such firm is unwilling or unable to serve as the “Independent Accountants”, Purchaser and the Management Seller Representative shall agree upon a substitute accounting firm and such substitute

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission accounting firm shall likewise certify its independence to Purchaser and the Management Seller Representative. Where no agreement is reached on the Independent Accountant to be appointed within a period of 10 days, the President of the Institute of Chartered Accountants Ireland shall be appointed to select an international accounting firm to act as the Independent Accountants.

“Individual Fraud Claim” has the meaning set forth in Section 10.6(d).

“Intellectual Property” means all intellectual property and proprietary rights in any jurisdiction throughout the world and all rights associated therewith, including: (a) all issued patents, patent applications and patent disclosures, and all continuations, divisionals, continuations-in-part, reissues, revisions, extensions and reexaminations and counterparts of any of the foregoing (collectively, “Patents”); (b) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, designs, slogans, Internet domain names, corporate names and all other indicia of origin, together with all goodwill associated with any of the foregoing, and all applications, registrations and renewals of any of the foregoing (collectively, “Marks”); (c) all copyrights and registrations, applications and renewals therefor, works of authorship (whether or not copyrightable) and mask work rights (collectively, “Copyrights”) and all data, databases and database rights; (d) all Software; (e) all technologies, know-how, designs, formulae, formulations, algorithms, procedures, processes, methods, techniques, ideas, trade secrets, research and development, technical information and data, programs, subroutines, tools, materials, protocols, specifications, inventions (whether or not patentable or reduced to practice), improvements, apparatus, creations, methodologies, compositions, industrial models, architectures, layouts, drawings, plans and all other similar intellectual property, and including supplier and customer lists and business, proprietary and other confidential information and all recordings, graphs, drawings, reports, studies, analyses and other writings and materials; and (f) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Kennedy” has the meaning set forth in the Recitals to this Agreement.

“Knowledge of the Company”, where a warranty is qualified by this expression or something similar, means the actual knowledge, information and belief of Phelan, Kennedy, Stephen Fanning, Diarmuid Thoma, Jason Ryan, the Company’s other directors and/or the Company’s secretary, in each case after having made due and careful inquiries regarding the relevant matter.

“Law” means any international, multinational, foreign, national, domestic, federal, territorial, state, regional, municipal, local or other law (including common law), statute and subordinate legislation, code, order, injunction, judgment, decree, permit, license, ordinance, rule or regulation, guide or guideline, requirement and similar provisions having the force or effect of law.

“Lease” means all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all amendments, extensions, renewals, guaranties and other agreements with respect thereto.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Letter of Intent” means that certain Letter of Intent dated August 14, 2015 between the Company and Trans Union LLC.

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, hypothecation, claim, lease, charge, option, right of first refusal, easement, servitude or restriction of any kind or character (including but not limited to any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership) whether voluntarily incurred or arising by operation of Law.

“Management Seller Documents” has the meaning set forth in Section 3.2(a).

“Management Seller Representative” has the meaning set forth in the introduction to this Agreement.

“Management Sellers” has the meaning set forth in the introduction to this Agreement.

“Marks” has the meaning set forth in the definition of Intellectual Property in this Section 1.1.

“Material Adverse Effect” means, with respect to a Person, any event, change, occurrence or development which, individually or together with any other event, change, occurrence or development, has had, or would reasonably be expected to have, a material adverse effect on (a) the ability of such Person to consummate the transactions contemplated hereby or which prevents or materially impedes the consummation by such Person of the transactions contemplated hereby; (b) the financial condition, business, properties, assets, liabilities or results of operations of such Person and its Subsidiaries, taken as a whole, excluding any changes or effects resulting directly or indirectly from (i) general changes in economic, geographic, market, financial or capital market, regulatory or political conditions, (ii) terrorism, war or the outbreak of hostilities, natural disasters or other force majeure events anywhere in the world, whether commencing before or after the date of this Agreement, (iii) changes in conditions generally applicable to the industries in which such Person operates, (iv) the announcement of the execution and delivery of this Agreement or the pendency or consummation of the Transaction, or (v) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement; provided, however, that, with respect to a matter described in any of the foregoing clauses (i), (ii) and (iii), such matter does not have a disproportionate effect on such Person or any of its Subsidiaries (as applicable) as compared to similarly situated Persons operating in the industries in which such Person and its Subsidiaries (as applicable) operate.

“Material Contracts” has the meaning set forth in Section 4.12(a).

“Material Customer” has the meaning set forth in Section 4.23(a).

“Material Supplier” has the meaning set forth in Section 4.23(b).

“Non-Management Seller Documents” has the meaning set forth in Section 3.1(a).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Non-Management Sellers” has the meaning set forth in the introduction to this Agreement.

“Notice of Claim” has the meaning set forth in Section 10.4(b).

“Option” means each option for the purchase of Ordinary C Shares issued by the Company under the Option Scheme, all of which have been either cancelled or exercised as part of the Restructuring Transactions. For avoidance of doubt, as used in this Agreement, the term “Option” does not include any Restructuring Option.

“Option Scheme” means the Trustev Limited Employee Share Option Scheme, as amended, which was duly adopted by the Company’s Board of Directors and approved by the shareholders of the Company and effective as of immediately prior to the consummation of the Restructuring Transactions.

“Order” means any order, injunction, judgment, decree, ruling, writ, stipulation, determination, assessment or arbitration award, entered by or with any Governmental Body.

“Ordinary A Shares” means, prior to the Restructuring Transactions, the Ordinary A Shares (voting) of €0.001 each in the capital of the Company, and, after the Restructuring Transactions, the Ordinary A Shares (voting) of €0.000001 each in the capital of the Company.

“Ordinary B Shares” means the Ordinary B Shares (non-voting) of €0.001 each in the capital of the Company.

“Ordinary C Shares” means the Ordinary C Shares (non-voting) of €0.00001 each in the capital of the Company.

“Ordinary Course of Business” means the ordinary and usual course of the Company’s and the Company Subsidiaries’ business, consistent with past practice.

“Ordinary D Shares” means the Ordinary D Shares (non-voting) of €0.000001 each in the capital of the Company.

“Ordinary E Shares” means the Ordinary E Shares (non-voting) of €0.000001 each in the capital of the Company.

“Ordinary F Shares” means the Ordinary F Shares (non-voting) of €0.000001 each in the capital of the Company.

“Patents” has the meaning set forth in the definition of Intellectual Property definition in this Section 1.1.

“Payoff Letters” means payoff letters in customary forms, reflecting all amounts required to be paid under or in connection with the discharge in full of all Company Indebtedness.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Permits” means any approvals, authorizations, consents, licenses, franchises, permits or certificates of or from, or to be filed with or delivered to, a Governmental Body pursuant to any Law.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been made available to Purchaser prior to the date of this Agreement, provided that true and correct copies of all underlying documents and any existing surveys (in the Company’s possession, copies of which were made available to Purchaser in the Virtual Dataroom) applicable to such policies are provided together therewith; (b) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve is established in accordance with GAAP; (c) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business for amounts which are not yet due and payable; and (d) zoning, entitlement and other land use and environmental regulations by any Governmental Body.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Phelan” has the meaning set forth in the Recitals to this Agreement.

“Policies” has the meaning set forth in Section 4.21.

“Pre-Closing Tax Period” means any Tax period ending before the Closing Date and that portion of any Straddle Period ending before the Closing Date.

“Pre-Closing Taxes” means any Taxes of the Company and the Company Subsidiaries with respect to any Pre-Closing Tax Period. For purposes of this definition, Pre-Closing Taxes of the Company and the Company Subsidiaries relating to a Straddle Period shall include the amount of Taxes allocable to the portion of the Straddle Period that is deemed to end on the Business Day immediately preceding the Closing Date. The portion of any Tax that is allocable to the taxable period that is deemed to end on the Business Day immediately preceding the Closing Date will be: (a) in the case of property Taxes, deemed to be the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of calendar days of such Straddle Period in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period, and (b) in the case of all other Taxes, determined as though the taxable year of the Company terminated on the Business Day immediately preceding the Closing Date.

“Preferred Shares” means the 8% Cumulative Redeemable Convertible Preference Shares of €0.001 each in the capital of the Company.

“Proceeding” means any demand, claim, suit, charge, notice of audit, audit, suit, action, cause of action, litigation, investigation, request for information, inquiry, arbitration, labor dispute, criminal prosecution, unfair labor practice charge or complaint, administrative hearing or other proceeding of any nature (whether civil, criminal, administrative or investigative, and whether at law or in equity).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Purchase Price” means an amount equal to the sum of (a) the Final Closing Purchase Price plus (b) all amounts paid to the Management Sellers under the Shareholders’ Agreement.

“Purchaser” has the meaning set forth in the introduction to this Agreement.

“Purchaser Breaches” has the meaning set forth in Section 10.3(a).

“Purchaser Documents” has the meaning set forth in Section 5.2.

“Purchaser Indemnified Persons” has the meaning set forth in Section 10.2(a).

“Real Property” has the meaning set forth in Section 4.18(a).

“Registered Intellectual Property” means all Patents and Patent applications, all Copyright registrations, all registrations for Marks and all applications for registration of any Copyright or Mark, all Internet domain name registrations, and all Internet social media accounts that, in each case, are owned by the Company or any Company Subsidiary and all Intellectual Property that is the subject of such registrations and applications.

“Related Persons” has the meaning set forth in Section 6.4(a).

“Release” has the meaning set forth in Section 6.4(a).

“Released Claims” has the meaning set forth in Section 6.4(a).

“Representative Expenses” has the meaning set forth in Section 11.11(d).

“Restricted Period” has the meaning set forth in Section 7.2.

“Restrictive Covenants” has the meaning set forth in Section 7.6.

“Restructuring Options” has the meaning set forth in the Recitals to this Agreement.

“Restructuring Shares” has the meaning set forth in the Recitals to this Agreement.

“Restructuring Taxes” means any and all Taxes, licensing fees or other similar charges or impositions incurred by Purchaser or its Affiliates (including the Company) as a result of or in connection with any of the Restructuring Transactions.

“Restructuring Transactions” has the meaning set forth in the Recitals to this Agreement.

“Rules” has the meaning set forth in Section 11.6(b).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Sale Securities” means, with respect to each Seller, the Company Securities identified opposite such Seller’s name under the caption “Sale Securities Held” on Exhibit A or Exhibit B, as applicable.

“Seller Indemnified Persons” has the meaning set forth in Section 10.3.

“Sellers” has the meaning set forth in the introduction to this Agreement.

“Shareholders’ Agreement” means the Agreement with Respect to Certain Shares and Options of Trustev Limited, made as a Deed, substantially in the form of Exhibit E, by and among the Company, Purchaser, the Management Holders identified therein and the Management Holder Representative identified therein.

“Share Purchase Offset” has the meaning set forth in Section 10.6(e).

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation including user manuals and other training documentation related to any of the foregoing.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Subsidiary” means any Person of which fifty percent (50%) or more of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the pertinent Person.

“Survival Date” has the meaning set forth in Exhibit D.

“Target Working Capital” has the meaning set forth in Section 2.3(d).

“Tax Benefit” has the meaning set forth in Section 10.6(c).

“Tax Return” means any return, declaration, report, estimate, claim for refund or credit, information return or statement, including any schedule or attachment thereto and including any amendment thereof, filed or required to be filed in respect of any Taxes.

“Taxes” means (a) all foreign, national, domestic, federal, state, provincial or local or other taxes, charges, fees, imposts, levies or other assessments, including all net income, alternative or add-on minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, share capital, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, escheat, customs duties, fees, assessments and charges of any kind whatsoever, and (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (a).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

“Taxing Authority” means each foreign, national, domestic, federal, state, provincial or local government or any governmental, administrative or regulatory authority, agency, court, commission, tribunal, body or instrumentality of any government that is competent to impose, regulate, administer, collect or regulate the collection of Taxes in any applicable jurisdiction.

“Third Party Claim” has the meaning set forth in Section 10.4(b).

“Transaction” means the transactions contemplated by this Agreement, including the purchase and sale of the Sale Securities.

“Transaction Expenses” means the fees and expenses incurred on or before the Closing Date and payable by the Company or any Company Subsidiary, whether for itself or on behalf of any Seller, to any other Person related to or arising out of the transactions contemplated by this Agreement, including the costs of travel, legal, accounting, investment banking and other professional fees (including fees and expenses of the Management Seller Representative), in each case that are not paid prior to the Adjustment Time and that will become or remain a liability of the Company or any Company Subsidiary, but not including any Company Closing Bonuses.

“Trustev US” means Trustev US Limited, a Delaware corporation and a wholly-owned subsidiary of the Company.

“Type 1 Fundamental Representations” means the representations set forth in (a) the following subsections of Section 3.2 (Representations and Warranties of Management Sellers): Section 3.2(a) (Authorization/Legal Power; Enforceability), Section 3.2(c) (Ownership of Company Securities), Section 3.2(d) (No Broker) and Section 3.2(e) (Insolvency); and (b) the following Sections of Article IV (Representations and Warranties of the Company): Section 4.1 (Organization and Good Standing), Section 4.4 (Capitalization) and Section 4.5 (Subsidiaries).

“Type 2 Fundamental Representations” means the representations set forth in Section 4.11 (Intellectual Property).

“Type 3 Fundamental Representations” means the representations set forth in Section 4.9 (Taxes).

“Unresolved Items” has the meaning set forth in Section 2.8(c).

“Virtual Dataroom” means that certain V-Rooms electronic data room managed by the Company to which Purchaser and its representatives have been provided access and into which information relating to the Company, the Company Subsidiaries and their respective businesses has been posted as of 5:00 pm Eastern Time on the date that is two (2) Business Days prior to the date of this Agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

1.2 Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(b) Any reference in this Agreement to US$ shall mean U.S. dollars.

(c) The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(d) Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(e) The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(f) The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(g) The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

1.3 No Presumption Against Drafter. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF COMPANY SECURITIES

2.1 Purchase and Sale. Subject to the terms and conditions set forth herein, at and with effect from the Closing, each Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from each Seller, free and clear of all Liens and with full title guarantee, all Sale Securities owned by such Seller.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

2.2 Closing Date. The consummation of the Transaction as contemplated hereby (the “Closing”) shall take place remotely via the exchange of documents and signatures (or in such other manner as the parties may designate in writing) on the date hereof (the “Closing Date”), and the Closing shall be deemed to be effective at 12:01 a.m., in Ireland, on the Closing Date.

2.3 Closing Purchase Price. The aggregate purchase price to be paid at Closing for the Sale Securities shall be an amount in cash equal to the following (the “Closing Purchase Price”):

(a) US$21,090,082, plus

(b) the amount equal to the aggregate amount of Cash and Cash Equivalents held by the Company and the Company Subsidiaries as of the Adjustment Time, minus

(c) Company Indebtedness as of the Closing (which shall be paid by Purchaser on the Closing Date to the holders of such Company Indebtedness), plus

(d) the amount by which Closing Working Capital is greater than US$0 (“Target Working Capital”), or minus the amount by which Closing Working Capital is less than Target Working Capital; minus

(e) Transaction Expenses (which shall be paid by Purchaser on the Closing Date to the third parties entitled thereto); minus

(f) Company Closing Bonuses (which shall be paid by Purchaser on the Closing Date as provided in Section 2.4(e)).

The Closing Purchase Price shall be estimated at Closing in accordance with Section 2.5. The Estimated Closing Purchase Price is subject to adjustment after the Closing in accordance with Section 2.8.

2.4 Allocation and Payment of the Estimated Closing Purchase Price.

(a) The Estimated Closing Purchase Price, minus the Holdback Amount, shall be paid by Purchaser on the Closing Date. All payments of the Estimated Closing Purchase Price shall be allocated among the Sellers as provided on the Estimated Closing Purchase Price Disbursement Schedule.

(b) The Holdback Amount (as reduced, if applicable, pursuant to Section 2.8(d)(i) or Section 10.7) shall be paid by Purchaser promptly after the eighteen (18) month anniversary of the Closing Date. All payments of the Holdback Amount shall be allocated among the Management Sellers pro rata in accordance with their respective Holdback Pro Rata Shares.

(c) Any amount payable pursuant to Section 2.8(d) shall be paid on the date and in the manner provided in Section 2.8(d)(iii).

(d) All payments of the Estimated Closing Purchase Price shall be paid by Purchaser to the applicable Sellers by wire transfer of immediately available funds to one or more bank accounts designated by the applicable Sellers in writing no later than two (2) Business Days prior to the applicable payment date.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(e) Notwithstanding anything to the contrary, Purchaser shall deposit or cause to be deposited with Trustev US’ third party payroll agent, for the account of Trustev US for the benefit of the Business Employees entitled thereto, by wire transfer of immediately available funds, an amount equal to the aggregate amount of Company Closing Bonuses payable to such Business Employees, and such payroll agent shall distribute such Closing Bonuses as directed by Trustev US.

2.5 Pre-Closing Estimate.

(a) An officer of the Company has delivered to Purchaser a worksheet (the “Estimated Closing Purchase Price Calculation”), a copy of which is attached hereto as Schedule I, that sets forth the Company’s good faith estimate of the Closing Purchase Price (the “Estimated Closing Purchase Price”) and includes the Company’s calculations of the items comprising the Closing Working Capital, Company Indebtedness, Transaction Expenses, Company Closing Bonuses and Cash and Cash Equivalents of the Company and the Company Subsidiaries. The Management Sellers confirm that the Estimated Closing Purchase Price Calculation (including the determinations included therein) has been prepared in accordance with Section 2.8(e). The Company has provided Purchaser and its representatives reasonable access during normal business hours to the books and records, personnel and advisors of the Company, including the Company’s work papers underlying or utilized in preparing the estimates and calculations contained on the Estimated Closing Purchase Price Calculation, to the extent reasonably necessary or requested to enable Purchaser to review the Estimated Closing Purchase Price Calculation.

(b) In connection with the delivery of the Estimated Closing Purchase Price Calculation described in clause (a) above, the Company has delivered to Purchaser, based upon the estimates described in such clause (a), a schedule (the “Estimated Closing Purchase Price Disbursement Schedule”), a copy of which is attached hereto as Schedule II, setting forth:

(i) each Seller’s ownership (by class and series) of Sale Securities;

(ii) the applicable portion of the Estimated Closing Purchase Price, if any, to be paid to each Seller pursuant to this Article II, together with wire transfer instructions for the payment thereof;

(iii) with respect to each Management Seller, such Management Seller’s Holdback Pro Rata Share;

(iv) the name of each Business Employee to be paid any Company Closing Bonus and the amount to be paid to such Business Employee;

(v) the name of each Person to be paid or reimbursed for Transaction Expenses and the amount to be paid or reimbursed to such Person, together with wire transfer instructions for the payment thereof; and

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(vi) the name of each Person to be paid any Company Indebtedness and the amount thereof to be paid to such Person, together with wire transfer instructions for the payment thereof.

2.6 Company Indebtedness. Simultaneously with the Closing, Purchaser shall repay, or cause to be repaid, for the account of the Company and its Subsidiaries, by wire transfer of immediately available funds, all Company Indebtedness then outstanding, as directed by the Payoff Letters provided to Purchaser prior to the Closing Date and any other Company Indebtedness which, by its terms would be required to be paid by reason of and at the time of, the Closing as directed by the Company prior to the Closing.

2.7 Transaction Expenses and Company Closing Bonuses. Simultaneously with the Closing, Purchaser shall pay, or cause to be paid, on behalf of the Company and the Company Subsidiaries, all estimated Transaction Expenses, by wire transfer of immediately available funds to the accounts provided to Purchaser by the Company prior to the Closing Date, and all Company Closing Bonuses as provided in Section 2.4(e).

2.8 Post-Closing Adjustments.

(a) No later than sixty (60) days following the Closing Date, Purchaser, acting reasonably, will prepare and deliver to the Management Seller Representative a consolidated balance sheet of the Company as of the Adjustment Time, in the form of the August 31, 2015 consolidated balance sheet delivered to Purchaser pursuant to Section 4.6(a)(ii) (the “Closing Balance Sheet”), together with a statement (the “Closing Statement”) setting forth Purchaser’s calculation of the Closing Purchase Price and each of the components thereof. Purchaser will prepare the Closing Balance Sheet and the Closing Statement (including the determinations included therein) in accordance with Section 2.8(e).

(b) During the sixty (60) day period immediately following the Management Seller Representative’s receipt of the Closing Balance Sheet and the Closing Statement, the Management Seller Representative will be permitted to review, during normal business hours and upon reasonable notice, the Company’s books and records and the working papers related to the preparation of the Closing Balance Sheet and the Closing Statement (including the determinations included therein) in order to facilitate the Management Seller Representative’s review of the Closing Balance Sheet and the Closing Statement. The Closing Balance Sheet and the Closing Statement (including the determinations included therein) will become final, binding and conclusive upon Purchaser and the Management Seller Representative (i) on the date that is sixty (60) days following the Management Seller Representative’s receipt thereof, unless Purchaser receives from the Management Seller Representative prior to such date written notice of the Management Seller Representative’s disagreement (for purposes of this Section 2.8, a “Dispute Notice”) with any account or determination set forth in the Closing Balance Sheet or the Closing Statement or (ii) on such earlier date as the Management Seller Representative notifies Purchaser that it does not dispute the Closing Balance Sheet and Closing Statement. Any Dispute Notice will specify in reasonable detail the nature and dollar amount of any disagreement so asserted (for purposes of this Section 2.8, collectively, the “Disputed Items”). If the Management Seller Representative timely delivers a Dispute Notice, then the determination of the Closing Purchase Price (in accordance with the resolution described in clause (x) or (y)

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission below, as applicable) will become final, binding and conclusive upon Purchaser and the Management Seller Representative on the first to occur of (x) the date on which Purchaser and the Management Seller Representative resolve in writing all differences they have with respect to the Disputed Items or (y) the date on which all of the Disputed Items that are not resolved by Purchaser and the Management Seller Representative in writing are finally resolved in writing by the Independent Accountants in accordance with Section 2.8(c).

(c) During the forty-five (45) days following delivery of a Dispute Notice, Purchaser and the Management Seller Representative will seek in good faith to resolve in writing any differences that they have with respect to all of the Disputed Items. Any Disputed Item resolved in writing by Purchaser and the Management Seller Representative will be deemed final, binding and conclusive on Purchaser and the Management Seller Representative. If Purchaser and the Management Seller Representative do not reach agreement on all of the Disputed Items during such forty-five (45) day period (or such longer period as they shall mutually agree in writing), then at the end of such forty-five (45) day (or longer) period, Purchaser and the Management Seller Representative will submit all unresolved Disputed Items (collectively, the “Unresolved Items”) to the Independent Accountants to review and resolve such matters. The Independent Accountants will determine each Unresolved Item in accordance with Section 2.8(e) as promptly as may be reasonably practicable, and Purchaser and the Management Seller Representative will instruct the Independent Accountants to endeavor to complete such process within a period of no more than thirty (30) days from the date the Unresolved Items are submitted thereto. The Independent Accountants may conduct such proceedings as the Independent Accountants believe necessary and appropriate, in their sole discretion; provided that the Independent Accountants shall apply the provisions of this Agreement concerning determination of the Closing Balance Sheet and Closing Statement. In addition, except as Purchaser and the Management Seller Representative may otherwise agree, all communications between Purchaser and the Management Seller Representative or any of their respective representatives, on the one hand, and the Independent Accountants, on the other hand, will be in writing with copies simultaneously delivered to the non-communicating party. The Independent Accountants’ determination of the Unresolved Items will be final, binding and conclusive on Purchaser and the Management Seller Representative, effective as of the date the Independent Accountants’ written determination is received by Purchaser and the Management Seller Representative. Each of Purchaser and the Management Seller Representative (on behalf of the Sellers) will bear its own legal, accounting and other fees and expenses of participating in such dispute resolution procedure. The fees and expenses of the Independent Accountants incurred pursuant to this Section 2.8(c) (the “Accounting Fees”) shall be allocated between Purchaser, on the one hand, and the Management Seller Representative (on behalf of the Sellers), on the other hand as follows: a portion of the Accounting Fees equal to the product of the Accounting Fees multiplied by a fraction, the numerator of which is the aggregate dollar amount of the Unresolved Items resolved by the Independent Accountants in favor of Purchaser and the denominator of which is the aggregate dollar amount of all Unresolved Items submitted to the Independent Accountants for resolution, shall be allocated to the Management Seller Representative (on behalf of the Sellers), and the remainder shall be allocated to Purchaser.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d) Upon final determination of the Closing Purchase Price pursuant to Section 2.8(b) or (c) (the “Final Closing Purchase Price”), an adjustment to the Estimated Closing Purchase Price will be determined and paid as follows:

(i) If the Estimated Closing Purchase Price exceeds the Final Closing Purchase Price, the Holdback Amount shall be reduced by the amount of such excess; provided, however, that if the amount of such excess exceeds the Holdback Amount, the Management Sellers shall deliver the amount of such excess to Purchaser pro rata in accordance with their respective Holdback Pro Rata Share.

(ii) If the Final Closing Purchase Price exceeds the Estimated Closing Purchase Price, Purchaser will deliver the amount of such excess to the Management Seller Representative for distribution to the Management Sellers pro rata in accordance with their respective Holdback Pro Rata Shares.

(iii) Any amount payable pursuant to this Section 2.8(d) will be paid within five (5) Business Days of the determination of Final Closing Purchase Price by wire transfer of immediately available funds to a bank account designated by the receiving party(ies).

(e) For the purposes of Section 2.3, Section 2.5 and this Section 2.8, each amount included in the Estimated Closing Purchase Price Calculation, the Closing Statement and the Closing Balance Sheet will (i) be prepared in accordance with GAAP, subject to modifications expressly set forth in the definition of Closing Working Capital and this Section 2.8 (each to the extent consistent with GAAP), and (ii) to the extent not inconsistent with GAAP, be consistent with the annual Financial Statements delivered to Purchaser pursuant to Section 4.6. Exhibit F hereto sets forth the Company’s calculation of Closing Working Capital as of August 31, 2015, as if the Closing had occurred on such date, calculated applying all of the principles set forth herein. The final calculation of Closing Working Capital shall be made in accordance with the principles set forth in this Section 2.8(e) as reflected on Exhibit F.

ARTICLE III

REPRESENTATIONS AND/OR WARRANTIES OF THE SELLERS

3.1 Warranties of the Non-Management Sellers. Each Non-Management Seller, severally and not jointly (and not jointly and severally), hereby warrants to Purchaser, as of the date hereof, that the statements contained in this Section 3.1 are true and correct as to such Non-Management Seller, it being agreed that Purchaser is relying on each of the warranties set out in this Section 3.1.

(a) Authorization/Legal Power; Enforceability.

(i) Such Non-Management Seller has all requisite power and authority or legal capacity to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by, or on behalf of, such Non-Management Seller in connection with the consummation of the transactions contemplated by this Agreement (collectively, to the extent applicable to any particular Non-Management Seller, the “Non-Management Seller Documents”), and to consummate the transactions contemplated hereby and thereby. With respect to each Non-Management Seller that is an individual, no Person has any rights by virtue of marriage

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission or otherwise in any of the Company Securities owned by such Non-Management Seller. With respect to each Non-Management Seller that is not an individual, the execution, delivery and performance by such Non-Management Seller of this Agreement and each Non-Management Seller Document to which such Non-Management Seller is a party (or which is executed on behalf and for the benefit of such Non-Management Seller) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or other required action on behalf of such Non-Management Seller.

(ii) This Agreement and each Non-Management Seller Document executed and delivered by such Non-Management Seller at the Closing has been duly and validly executed and delivered by, or on behalf of, such Non-Management Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and each other Non-Management Seller Document executed and delivered by such Non-Management Seller constitutes a legal, valid and binding obligation of such Non-Management Seller, enforceable against such Non-Management Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(b) Conflicts; Consents of Third Parties. The execution and delivery by such Non-Management Seller of this Agreement or the Non-Management Seller Documents to which such Non-Management Seller is a party do not, and the consummation of the transactions contemplated hereby or thereby and compliance by such Non-Management Seller with any of the provisions hereof or thereof by which such Non-Management Seller is bound will not, directly or indirectly, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) with respect to any Non-Management Seller that is not an individual, the organizational documents of such Non-Management Seller; (ii) any Contract or Permit to which such Non-Management Seller is a party or by which any of the properties or assets of such Non-Management Seller are bound; (iii) any Order of any Governmental Body applicable to such Non-Management Seller or by which any of the properties or assets of such Non-Management Seller are bound; or (iv) any applicable Law (which, in the case of Enterprise Ireland, is limited to the Laws of Ireland, England and Wales), except, in the case of clauses (ii), (iii) or (iv), for any such conflict, violation, default or right of termination or cancellation that does not have and would not reasonably be expected to have a material adverse effect on the ability of such Non-Management Seller to consummate the transactions contemplated by this Agreement.

(c) Ownership of Company Securities. Such Non-Management Seller owns, beneficially and legally (as more particularly set out in Exhibit A), free and clear of any Liens, the Company Securities set forth opposite such Non-Management Seller’s name on Exhibit A under the heading “Sale Securities Held”, and such Non-Management Seller owns no other Company Securities. Except as contemplated by this Agreement, there are no commitments, options, contracts or other arrangements under which such Non-Management Seller is or may become obligated to sell or otherwise dispose of such Non-Management Seller’s Company Securities. Except with respect to Enterprise Ireland (which does not make the warranty set forth in this sentence), at the Closing, upon delivery of and payment for such Non-Management

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Seller’s Sale Securities as provided in this Agreement, all of such Non-Management Seller’s Sale Securities shall be transferred to Purchaser, and, assuming that all stamp taxes or similar duties payable in connection therewith are paid as provided in Section 11.1 and that the Company properly registers the transfer of such Sale Securities on its books and records in accordance with applicable Law, Purchaser shall have acquired good title to such Sale Securities free and clear of any Liens, in each case, except for any Liens or adverse claims resulting solely from (i) any Contracts to which Purchaser and its Affiliates are a party (other than this Agreement or any Seller Document); (ii) any acts or omissions of Purchaser and its Affiliates; (iii) any facts or circumstances that relate to Purchaser and its Affiliates (as opposed to facts or circumstances relating to such Non-Management Seller or its Affiliates); and/or (iv) the status of Purchaser and its Affiliates under any applicable Law. As of the date hereof, such Non-Management Seller has not granted a power of attorney or proxy with respect to any of such Non-Management Seller’s Company Securities that has not been validly revoked. Notwithstanding anything to the contrary expressed or implied in this Section 3.1(c), any transfer restrictions with respect to the Company Securities set forth in the Company Articles or the Company Memorandum shall not be deemed to be a “Lien” for purposes of the warranties set forth in this Section 3.1(c).

(d) No Broker. To the extent that any Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement, no such Person is entitled to any fee or commission or like payment (not including any professional fees due to attorneys or accountants) from the Company, any Company Subsidiary or Purchaser in respect thereof.

3.2 Representations and Warranties of Management Sellers. Each Management Seller, severally and not jointly (and not jointly and severally), hereby represents and warrants to Purchaser, as of the date hereof, that the statements contained in this Section 3.2 are true and correct as to such Management Seller, it being agreed that Purchaser is relying on each of the representations and warranties set out in this Section 3.2.

(a) Authorization/Legal Power; Enforceability.

(i) Such Management Seller has all requisite power and authority or legal capacity to execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by, or on behalf of, such Management Seller in connection with the consummation of the transactions contemplated by this Agreement and the Shareholders’ Agreement (collectively, to the extent applicable to any particular Management Seller, the “Management Seller Documents”), and to consummate the transactions contemplated hereby and thereby. No Person has any rights by virtue of marriage or otherwise in any of the Company Securities owned by such Management Seller. With respect to each Management Seller that is not an individual, the execution, delivery and performance by such Management Seller of this Agreement and each Management Seller Document to which such Management Seller is a party (or which is executed on behalf and for the benefit of such Management Seller) and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, limited liability company or other required action on behalf of such Management Seller.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(ii) This Agreement and each Management Seller Document executed and delivered by such Management Seller at the Closing has been duly and validly executed and delivered by, or on behalf of, such Management Seller and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and each other Management Seller Document executed and delivered by such Management Seller constitutes a legal, valid and binding obligation of such Management Seller, enforceable against such Management Seller in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (B) general principles of equity.

(b) Conflicts; Consents of Third Parties.

(i) The execution and delivery by such Management Seller of this Agreement or the Management Seller Documents to which such Management Seller is a party do not, and the consummation of the transactions contemplated hereby or thereby and compliance by such Management Seller with any of the provisions hereof or thereof by which such Management Seller is bound will not, directly or indirectly, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (A) with respect to any Management Seller that is not an individual, the organizational documents of such Management Seller; (B) any Contract or Permit to which such Management Seller is a party or by which any of the properties or assets of such Management Seller are bound; (C) any Order of any Governmental Body applicable to such Management Seller or by which any of the properties or assets of such Management Seller are bound; or (D) any applicable Law.

(ii) No consent, waiver, approval, Order, Permit or authorization of, declaration or filing with or notification to any Person or Governmental Body is required on the part of such Management Seller in connection with the execution and delivery of this Agreement or the Management Seller Documents, the compliance by such Management Seller with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations that, if not obtained, would not have a material adverse effect on such Management Seller’s ability to consummate the transactions contemplated hereby.

(c) Ownership of Company Securities. Such Management Seller owns, beneficially and legally (as more particularly set out in Exhibit B), free and clear of any Liens, the Company Securities set forth opposite such Management Seller’s name on Exhibit B under the headings “Sale Securities Held” and “Restructuring Shares/Options Held”, and such Management Seller owns no other Company Securities. Except as contemplated by this Agreement or the Shareholders’ Agreement, there are no commitments, options, contracts or other arrangements under which such Management Seller is or may become obligated to sell or otherwise dispose of such Management Seller’s Company Securities. At the Closing, upon delivery of and payment for such Management Seller’s Sale Securities as provided in this Agreement, all of such Management Seller’s Sale Securities shall be transferred to Purchaser,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission and Purchaser shall have good and valid title to such Sale Securities free and clear of any Liens. As of the date hereof, such Management Seller has not granted a power of attorney or proxy with respect to any of such Management Seller’s Company Securities that has not been validly revoked. Notwithstanding anything to the contrary expressed or implied in this Section 3.2(c), any transfer restrictions with respect to the Company Securities set forth in the Company Articles, the Company Memorandum or the Shareholders’ Agreement shall not be deemed to be a “Lien” for purposes of the representations and warranties set forth in this Section 3.2(c).

(d) No Broker. To the extent that any Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Seller in connection with the transactions contemplated by this Agreement, no such Person is entitled to any fee or commission or like payment (not including any professional fees due to attorneys or accountants) from the Company, any Company Subsidiary or Purchaser in respect thereof.

(e) Insolvency. There are no Proceedings pending under any applicable bankruptcy, insolvency, reorganization or similar Laws in any jurisdiction concerning such Management Seller, and no circumstances exist which, under applicable Laws, would justify any such Proceedings. No receiver or trustee has been appointed with respect to all or any portion of any business or assets of such Management Seller. Such Management Seller is able to pay such Management Seller’s liabilities in the ordinary course as they mature and owns property which, at a fair valuation, is greater than the sum of such Management Seller’s liabilities. No distress, execution or other process has been levied on any asset of such Management Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser, as of the date hereof, that, except as set forth in the Disclosure Schedules attached hereto, the statements contained in this Article IV are true and correct save as Disclosed, it being agreed that Purchaser is relying on each of the representations and warranties set out in this Article IV.

4.1 Organization and Good Standing. The Company is a private limited liability company duly organized, validly existing and in good standing under the Laws of Ireland and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company and the Company Subsidiaries are duly licensed, qualified or authorized to do business as a foreign corporation or other entity and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such license, qualification or authorization, except where the failure to be so licensed, qualified, authorized or in good standing would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has made available to Purchaser in the Virtual Dataroom true, correct and complete copies of the Company Memorandum and Company Articles as in effect prior to the Restructuring Transactions and, prior to the date hereof, has provided true, correct and complete copies of the Company Memorandum and Company Articles as in effect after the Restructuring Transactions. The Company has not conducted any business under any name other than “Trustev”. The Company is not a successor or successor-in-interest to any other Person.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.2 Authorization; Enforceability.

(a) The Company has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the Restructuring Transactions or the transactions contemplated by this Agreement (collectively, the “Company Documents”) and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each Company Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of the Company.

(b) This Agreement and each Company Document executed prior to the date hereof has been, and at or prior to the Closing each other Company Document will be, duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, this Agreement constitutes, and each other Company Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (ii) general principles of equity.

4.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery by the Company of this Agreement or the Company Documents do not, and, except as set forth on Schedule 4.3(a) of the Disclosure Schedules, the consummation of the transactions contemplated hereby or thereby and compliance by the Company with any of the provisions hereof or thereof (in each case, with or without the giving of notice or lapse of time, or both) will not, directly or indirectly:

(i) violate or conflict with the Company Memorandum or the Company Articles or any comparable organizational documents of the Company’s Subsidiaries;

(ii) (A) violate, breach, conflict with, (B) constitute a default, an event of default or an event creating any additional rights (including rights of amendment, impairment, modification, suspension, revocation, acceleration, termination or cancellation) under, (C) impose additional obligations or result in a loss of any rights (including any rights with respect to any Company Intellectual Property Rights, data or information technology systems) under or (D) require a consent or the delivery of notice under any Contract or Permit to which the Company or any Company Subsidiary is a party or by which any of the properties or assets (including any Company Intellectual Property Rights, data or information technology systems) of the Company or any Company Subsidiary are bound;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(iii) violate, breach, conflict with or require a consent or the delivery of notice under (A) any Order of any Governmental Body applicable to the Company or any Company Subsidiary or by which any of the properties or assets of the Company or any Company Subsidiary are bound or (B) any applicable Law, other than, in the case of clauses (ii) and (iii)(B), such violations, breaches, conflicts, defaults, additional rights or obligations, losses of rights or consents that have not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company or any Company Subsidiary.

(b) No consent, waiver, approval, Order, Permit or authorization of, declaration or filing with or notification to any Person or Governmental Body is required on the part of the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or the Company Documents, the compliance by the Company or any Company Subsidiary with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations as are specified on Schedule 4.3(b) of the Disclosure Schedules or that, if not obtained, would not reasonably be expected to have a Material Adverse Effect on the Company or any Company Subsidiary following the Closing.

4.4 Capitalization.

(a) Immediately prior to the consummation of the Restructuring Transactions, the authorized share capital of the Company consisted of €1,000,000 divided into (i) 999,898,000 Ordinary A Shares, (ii) 1,000 Ordinary B Shares, (iii) 10,000,000 Ordinary C Shares and (iv) 1,000 Preferred Shares. Immediately prior to the Restructuring Transactions, (A) 2,222 Ordinary A Shares were issued and outstanding and no Ordinary A Shares were held by the Company as treasury stock; (B) 67 Ordinary B Shares were issued and outstanding and no Ordinary B Shares were held by the Company as treasury stock; (C) 13,951 Ordinary C Shares were issued and outstanding and no Ordinary C Shares were held by the Company as treasury stock; and (D) 10 Preferred Shares were issued and outstanding and no Preferred Shares were held by the Company as treasury stock.

(b) Following, and as a result of, the consummation of the Restructuring Transactions, as of the date hereof, the authorized share capital of the Company consists of €1,000,000 divided into (i) 999,895,000,000 Ordinary A Shares; (ii) 1,000 Ordinary B Shares; (iii) 10,000,000 Ordinary C Shares, (iv) 3,000,000 Restructuring Shares, consisting of 1,000,000 Ordinary D Shares, 1,000,000 Ordinary E Shares and 1,000,000 Ordinary F Shares; and (v) 1,000 Preferred Shares. Following the Restructuring Transactions, (A) 1,919,808 Ordinary A Shares are issued and outstanding and no Ordinary A Shares are held by the Company as treasury stock; (B) 67 Ordinary B Shares are issued and outstanding and no Ordinary B Shares are held by the Company as treasury stock; (C) 13,951 Ordinary C Shares are issued and outstanding and no Ordinary C Shares are held by the Company as treasury stock; (D) 302,192 Restructuring Shares are issued and outstanding, consisting of 262,774 Ordinary D Shares, 19,709 Ordinary E Shares and 19,709 Ordinary F Shares, and no Restructuring Shares of any class are held by the Company as treasury stock; and (E) 10 Preferred Shares are issued and outstanding and no Preferred Shares are held by the Company as treasury stock. Upon execution of the Shareholders’ Agreement, each Restructuring Share will be subject to the terms and conditions thereof.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c) All of the issued and outstanding Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Ordinary D Shares, Ordinary E Shares, Ordinary F Shares and Preferred Shares have been duly authorized for issuance and are validly issued and fully paid and were issued in compliance with all applicable Laws concerning the issuance of share capital. No other share capital of the Company is authorized, issued or outstanding. The rights, preferences, privileges and restrictions of the share capital of the Company are as stated in the Company Memorandum and the Company Articles.

(d) Schedule 4.4(d) of the Disclosure Schedules sets forth a true, correct and complete list, according to the records of the Company, of (i) the names of all of the owners of Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Ordinary D Shares, Ordinary E Shares, Ordinary F Shares and Preferred Shares that are outstanding as of the date hereof and, with respect to each such Person, the number of Ordinary A Shares, Ordinary B Shares, Ordinary C Shares, Ordinary D Shares, Ordinary E Shares, Ordinary F Shares and Preferred owned by such Person; (ii) with respect to each Convertible Note, the holder, the outstanding principal amount, the amount of accrued interest as of November 30, 2015, the date of issuance and the maturity date thereof; and (iii) with respect to each Restructuring Option, the holder thereof, and the number of Ordinary D Shares, Ordinary E Shares and Ordinary F Shares, as the case may be, subject to such Restructuring Option. Each Restructuring Option has an exercise price of $0.000001 per Ordinary D Share, Ordinary E Share or Ordinary F Share for which it is exercisable and, upon execution of the Shareholders’ Agreement, will be subject to the terms and conditions thereof.

(e) Prior to the amendment of the Option Scheme in connection with the Restructuring Transactions, (i) Options to purchase 14,229 Ordinary C Shares had been granted, and (iii) 18,600 Ordinary C Shares remained available for future issuance to officers, directors, and employees of the Company. Each Option issued under the Option Scheme was issued in compliance with all applicable Laws and properly accounted for in all material respects in accordance with GAAP. The Company has furnished to Purchaser complete and accurate copies of the Option Scheme and forms of the agreements used thereunder.

(f) Other than the Convertible Notes and the Restructuring Options, except as set forth on Schedule 4.4(f) of the Disclosure Schedules, there is no outstanding option, warrant, call, “phantom” share plans, share based performance rights, right (including, share appreciation rights, conversion or preemptive rights and rights of first refusal), shareholder agreement, debt convertible into share capital having such rights, or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding that upon conversion or exchange would require, the issuance of any share capital of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase share capital of the Company or any profit participation or equity appreciation rights or similar plans or rights of the Company. Except as set forth Schedule 4.4(f) of the Disclosure Schedules, the Company is not a party to and is not bound by any voting trust, proxies or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the share capital of the Company.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.5 Subsidiaries.

(a) Schedule 4.5(a) of the Disclosure Schedules sets forth the name and jurisdiction of incorporation or formation of each Subsidiary of the Company (each, a “Company Subsidiary”), together with each Company Subsidiary’s record owner and authorized and issued outstanding share capital. Other than the Company Subsidiaries, the Company does not own or hold the right to acquire any shares of stock or any other security or interest in any other Person or have any obligation to make any investment in any Person.

(b) The Company owns all of the issued and outstanding capital stock of each Company Subsidiary. There is no existing option, warrant, call, right, or Contract of any character to which any Company Subsidiary is a party or to which it or its assets are bound requiring, and there are no securities of any Company Subsidiary outstanding that upon conversion or exchange would require, the issuance of any shares of share capital of such Company Subsidiary or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of any Company Subsidiary. No Company Subsidiary is a party to any voting trust, proxy or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the capital stock of such Company Subsidiary.

(c) Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Company Subsidiary is duly licensed, qualified or authorized to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such license, qualification or authorization, except where the failure to be so licensed, qualified, authorized or in good standing would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or any Company Subsidiary. The Company has delivered to Purchaser or made available to Purchaser in the Virtual Dataroom true, correct and complete copies of the certificate of incorporation and by-laws (or other organizational documents) of each Company Subsidiary, each as amended to date.

4.6 Financial Statements.

(a) The Company has delivered to Purchaser copies of the following financial statements (collectively, the “Financial Statements”): (i) audited consolidated balance sheets of the Company and the Company Subsidiaries as at each of August 31, 2014 and August 31, 2013 and the related consolidated statement of profit and loss account of the Company and the Company Subsidiaries for each of the fiscal years then ended (collectively, the “Annual Financial Statements”); (ii) unaudited consolidated balance sheets of the Company and the Company Subsidiaries as at August 31, 2015 and the related consolidated statement of profit and loss account of the Company and the Company Subsidiaries for the fiscal year then ended; and (iii) unaudited consolidated balance sheets of the Company and the Company Subsidiaries as at each of October 31, 2015 and October 31, 2014 and the related consolidated statement of profit and loss account of the Company and the Company Subsidiaries for the fiscal year then ended.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Each of the Financial Statements has been prepared in accordance with GAAP consistently applied and fairly present in all material respects the financial position, results of operations and shareholders’ equity of the Company and the Company Subsidiaries as of the dates and for the periods indicated therein.

(b) The Company and the Company Subsidiaries maintain proper and adequate internal accounting controls that have been designed to provide reasonable assurance that (i) transactions are recorded as necessary to permit accurate preparation of their consolidated financial statements and to maintain accurate accountability for their assets, (ii) the reporting of their assets is compared with existing assets at regular intervals and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. As of the date of this Agreement, no officer or director or, to the Knowledge of the Company, Affiliate, accountant, employee or agent of the Company or the Company Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, or any material weakness or significant deficiency, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or the Company Subsidiaries have engaged in questionable accounting or auditing practices.

4.7 No Undisclosed Liabilities. The Company and the Company Subsidiaries do not have any material liabilities, other than (a) liabilities to the extent reflected or reserved against in the Annual Financial Statements, (b) liabilities incurred in the Ordinary Course of Business after the Balance Sheet Date (but excluding any liabilities for breach of contract, breach of warranty, tort, infringement, violation of Law, claim or lawsuit), (c) liabilities incurred in connection with the transactions contemplated hereby, (d) Transaction Expenses, (e) liabilities under executory Contracts that are either listed on Schedule 4.12(a) of the Disclosure Schedules or not required to be listed thereon, excluding liabilities for breach of any executory Contract, and (f) liabilities for the Company Closing Bonuses identified on Schedule 4.12(a)(viii).

4.8 Absence of Certain Developments. Except as set forth on Schedule 4.8 of the Disclosure Schedules or as contemplated by this Agreement, since the Balance Sheet Date (a) the Company and each Company Subsidiary have conducted their respective businesses only in the Ordinary Course of Business, (b) there has occurred no event, condition, change, effect, occurrence, or development of a set of circumstances or facts relating to the Company or any Company Subsidiary that had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect and (c) neither the Company nor any Company Subsidiary has:

(i) except for the issuance of Ordinary C Shares pursuant to the exercise of Options and the issuance of Restructuring Shares and Restructuring Options in connection with the Restructuring Transactions, authorized, transferred, issued, sold or disposed of any shares of its share capital or other securities or granted options, warrants, calls or other rights to purchase or otherwise acquire shares of its share capital or other securities;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(ii) declared or paid a divided on, or made any other distribution in respect of, the Company’s or any Company Subsidiary’s share capital or other equity interests, except cash dividends or distributions by any of the Company Subsidiaries to the Company;

(iii) except in connection with the Restructuring Transactions, effected any recapitalization, reclassification or like change in the capitalization of the Company or any Company Subsidiary;

(iv) acquired any real property or sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any real property or amend, modify, extend, renew or terminate any Lease or enter into any new Lease;

(v) acquired any material properties or assets;

(vi) sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed of any properties or assets, other than the non-exclusive license of Intellectual Property to customers in the Ordinary Course of Business, of the Company or any Company Subsidiary having a value individually in excess of US$10,000 or an aggregate value exceeding US$50,000 (or in each case an equivalent amount in any other currency), except for the purpose of disposing of obsolete or worthless assets or to the extent such properties or assets are replaced with like properties or assets of equivalent value;

(vii) sold, assigned, licensed, transferred, conveyed, abandoned or otherwise disposed of any Company Intellectual Property Rights, other than non-exclusive licenses or abandonment of any non-material Registered Intellectual Property, in each case, in the Ordinary Course of Business;

(viii) waived any material rights under, or enter into, any Contract of a type described in Section 4.12(a) (whether or not such Contract was in effect as of the date of this Agreement);

(ix) implemented or adopted any change in its accounting methods, policies, principles or procedures, except as required by Law or by GAAP;

(x) cancelled, settled, discharged or compromised any material debt or claim or knowingly waived or released any material right of the Company or any Company Subsidiary;

(xi) entered into any commitment for capital expenditures of the Company or any Company Subsidiary in excess of US$50,000 individually or US$100,000 in the aggregate;

(xii) delayed or postponed the payment of accounts payable and other liabilities, accelerated accounts receivable and invoicing or product delivery outside the Ordinary Course of Business;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(xiii) incurred any Indebtedness or incurred or become subject to any material liability, except current liabilities incurred in the Ordinary Course of Business and liabilities under Contracts (other than liabilities for breach) entered into in the Ordinary Course of Business;

(xiv) (A) except for approving the Company Closing Bonuses, materially increased the compensation or employee benefits provided to any Business Employees, directors or other individual service providers of the Company or any Company Subsidiary, except in the Ordinary Course of Business, or (B) except for termination the Option Scheme in connection with the Restructuring Transactions, to the extent required to comply with the requirements of applicable Law or as otherwise requested by Purchaser or as contemplated by this Agreement, adopted, amended or terminated any Company Benefit Plan, except;

(xv) made any loans or advances to any Person, except for advances to employees or officers of the Company or any Company Subsidiary for expenses incurred in the Ordinary Course of Business;

(xvi) made or rescinded any material election relating to Taxes, settled or compromised any Proceeding relating to Taxes; or

(xvii) agreed to do anything prohibited by this Section 4.8.

4.9 Taxes. Except as set forth on Schedule 4.9 of the Disclosure Schedules:

(a) Each of the Company and each Company Subsidiary has duly and timely filed all Tax Returns required to be filed by it, and all Taxes, whether or not, shown as due thereon have been duly and timely paid by it. All such Tax Returns and reports are accurate, correct and complete. Neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return, and the Financial Statements reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof through the date of such Financial Statements. All Taxes required to be withheld by the Company and each Company Subsidiary have been withheld and, to the extent due, have been duly and timely paid to the proper Taxing Authority. No written (or, to the Knowledge of the Company, oral) claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes upon any of the assets of the Company or any Company Subsidiary.

(b) No Tax Return filed by the Company or any Company Subsidiary or Taxes payable by the Company or any Company Subsidiary has been the subject of a Proceeding (written or, to the Knowledge of the Company, oral) by any Taxing Authority, and no such Proceeding is currently pending or threatened in writing (or to the Knowledge of the Company, orally). Neither the Company nor any Company Subsidiary has waived any statute of limitation with respect to any Tax or is a party to a written (or, to the Knowledge of the Company, oral) agreement to any extension of time with respect to a Tax assessment or deficiency that remains outstanding.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(c) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated , combined, unitary or other group Tax Return (other than a group the common parent of which was the Company); (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Tax Law), or as a transferee or successor, or by contract; (iii) is a party to or bound by any Tax allocation or sharing agreement; (iv) is a party to any Contract, or plan that would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Tax Law) in connection with the consummation of the transactions contemplated by this Agreement; (v) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii); (vi) has distributed share capital or stock of another Person, or has had its share capital or stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code; (vii) is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b); (viii) has a permanent establishment or fixed place of business (within the meaning of an applicable Tax treaty) in a country other than the country in which it is organized; or (ix) is or has been subject to adjustment under Code Section 482 (including any similar provision of state, local, or non-U.S. Tax Law).

(d) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law); (iv) any use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid or deferred amount received on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law).

(e) The Company is and has always been treated as a foreign corporation for U.S. federal income tax purposes. Each Company Subsidiary is and has always been treated as a domestic corporation for U.S. federal income Tax purposes.

4.10 Title to Assets. The Company and the Company Subsidiaries own, lease, license or have the legal right to use all of their respective material tangible properties and tangible assets used in the conduct of its business (all such material properties and assets of the Company and the Company Subsidiaries, collectively, the “Assets”). The Company and the Company Subsidiaries have good title to, or, in the case of leased or licensed Assets, valid and subsisting

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission leasehold interests in or licenses to use, all of their respective Assets, free and clear of all Liens, except for Permitted Liens and Liens securing Company Indebtedness that will be released at Closing as contemplated hereby. All such Assets are in reasonable operating condition and repair, normal wear and tear excepted and consistent with age, and are suitable for the purposes for which they are currently used.

4.11 Intellectual Property.

(a) Schedule 4.11(a) of the Disclosure Schedules sets forth a true, correct and complete list of all: (i) Registered Intellectual Property and specifies, with respect to each item of Registered Intellectual Property, the owner, jurisdiction of filing, issuance and/or registration numbers and dates; and (ii) proprietary Software applications owned by the Company or any Company Subsidiary (the “Company Software”). All Registered Intellectual Property is owned solely by the Company or a Company Subsidiary and is valid and enforceable and subsisting and in full force and effect.

(b) The Company and the Company Subsidiaries solely own and possess all right, title and interest in and to, or have the right to use pursuant to a valid written license agreement, all Intellectual Property, including all Registered Intellectual Property (collectively and together with all other Intellectual Property owned by the Company or any Company Subsidiary, the “Company Intellectual Property Rights”), that is necessary for, or used or held for use in, the conduct of the Company’s and the Company Subsidiaries’ respective businesses as currently conducted and as currently proposed to be conducted, free and clear of all Liens. The consummation of the transactions contemplated by this Agreement shall not impair any right, title or interest of the Company or any of the Company Subsidiaries in or to any of the Company Intellectual Property Rights or the Company Systems, and all of the Company Intellectual Property Rights and the Company Systems shall be owned or available for use by the Company and the Company Subsidiaries immediately after the Closing Date on terms and conditions identical to those under which the Company and the Company Subsidiaries owned or used the Company Intellectual Property Rights and the Company Systems immediately prior to the Closing Date.

(c) Neither the Company nor any Company Subsidiary nor the conduct of the Company’s or any of the Company Subsidiaries’ respective businesses as currently conducted, or as conducted since the incorporation of the Company, has infringed, misappropriated or otherwise violated the Intellectual Property of any Person. There are no written (or, to the Knowledge of the Company, oral) claims against the Company or any Company Subsidiary that were either made since the incorporation of the Company or are currently pending or, to the Knowledge of the Company, threatened, by any Person (i) alleging that the Company or any Company Subsidiary has infringed, misappropriated or otherwise violated the Intellectual Property of any other Person, or (ii) contesting the ownership, use, enforceability, validity, patentability or registrability of any Company Intellectual Property Rights (including any demands or offers to license any Intellectual Property from any other Person), and, to the Knowledge of the Company, there is no basis for any such claim. To the Knowledge of the Company, since the incorporation of the Company, no other Person has infringed, misappropriated or otherwise violated any Intellectual Property owned by, or exclusively licensed to, the Company or any Company Subsidiary. The Company Intellectual Property

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Rights owned by the Company or any Company Subsidiary are not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use, ownership or disposition thereof.

(d) The Company and the Company Subsidiaries have taken all actions reasonably necessary to maintain, protect and enforce the Company Intellectual Property Rights, including the secrecy, confidentiality and value of any trade secrets and other confidential information, including all source code for Company Software. Each current and former employee, independent contractor and consultant of the Company and of any Company Subsidiary that has been involved in the creation or other development of any Intellectual Property for or otherwise on behalf of the Company or any Company Subsidiary (including of any Company Intellectual Property Rights) has entered into a valid written agreement pursuant to which such Person (i) is bound to maintain the confidentiality of the confidential information of the Company and the Company Subsidiaries and (ii) assigns to the Company and/or a Company Subsidiary all Intellectual Property created or otherwise developed by such Person in the course of such Person’s employment or other relationship with the Company or such Company Subsidiary; provided, however, that, in the case of an independent contractor or consultant, such written agreements relate solely to Intellectual Property created or otherwise developed by such Person for the Company or such Company Subsidiary. No employee, independent contractor or consultant of the Company or of any Company Subsidiary has ever claimed (in writing or, to the Knowledge of the Company, otherwise) any right, title or interest in or to any Company Intellectual Property Rights, and, to the Knowledge of the Company, no such Person is in breach of any such confidentiality or assignment agreement(s) to which such Person is a party.

(e) Except as set forth in Schedule 4.11(e) of the Disclosure Schedules, no Company Software, or any other Software included in any product of the Company or any Company Subsidiary that is commercially available (including on a hosted basis) or in development or used to provide any service to any Person, is subject to the terms of the GNU general public license, limited general public license or any other “copyleft” license that purports to (i) require, or condition the use or distribution of, or access to, such Company Software on, the disclosure, licensing, or distribution of, or access to, source code, (ii) restrict one’s ability to charge for delivery or distribution of such Company Software (whether physical or on a hosted basis), or (iii) otherwise impose any limitation, restriction, or condition on the right or ability of the Company or any Company Subsidiary to use, license, sell or distribute or to otherwise provide any Company Software (including on a hosted basis). No Company Software that is subject to the GNU Affero 3.0 license has been “modified” by or on behalf of the Company or any Company Subsidiary.

(f) The Company and the Company Subsidiaries have not disclosed, delivered, licensed or otherwise made available, and the Company and the Company Subsidiaries do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code for any Company Software to any Person who is not, as of the date of this Agreement, an employee of Company. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software to any Person that is not, as of the date of this Agreement, an employee of Company.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(g) The computer systems, including the Software, owned, leased or licensed by the Company and the Company Subsidiaries in the conduct of their respective businesses (collectively, the “Company Systems”) are sufficient for the needs of the Company’s and the Company Subsidiaries’ respective businesses as conducted as of the Closing Date, including as to capacity, scalability and ability to process current and anticipate peak volumes in a timely manner. In the eighteen (18) months immediately prior to the date hereof, there have been no failures, breakdowns, continued substandard performance or other adverse events affecting any of the Company Systems that have caused or could reasonably be expected to result in the substantial disruption or interruption in or to the use of the Company Systems or the operation of the Company’s or any of the Company Subsidiaries’ respective businesses. The Company and the Company Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, act in compliance therewith and have taken commercially reasonable steps to test such plans and procedures on a regular basis, and such plans and procedures have been proven effective upon such testing in all material respects. Without limiting the generality of the foregoing, the Company and the Company Subsidiaries have implemented adequate and effective administrative, electronic and physical safeguards with respect to the Company Systems, and have taken commercially reasonable steps to provide for the security and integrity of the Company Systems, including the data and information stored therein or processed or transmitted thereby (including procedures preventing unauthorized access and the introduction of a virus and the taking and storing on-site and off-site of back-up copies of critical data on a regular basis and notification procedures in compliance with applicable Law in the case of any breach of security compromising sensitive information, including personally identifiable information), and to guard against any unauthorized access or use of any of the foregoing. To the Knowledge of the Company, there has not been any such unauthorized access or use or other security breaches of any of the Company Systems, including the data and information stored therein or processed or transmitted thereby, or of any other confidential information of the Company or any Company Subsidiary (including any source code).

(h) The Company and the Company Subsidiaries are, and since incorporation of the Company have been, in compliance with (i) all applicable data protection, privacy and other Laws governing the collection or use (including the storage, display, disclosure transfer and other disposition) of personal information; and (ii) any privacy policies or related policies, programs or other notices that concern the Company’s or any of the Company Subsidiaries’ collection or use of personal information in the conduct of their respective businesses. There have not been any incidents of data security breaches or written (or, to the Knowledge of the Company, oral) Proceedings regarding the collection or use of any personal information by any Person in connection with the conduct of the Company’s or any of the Company Subsidiaries’ respective businesses or any violation of applicable Law, and to the Knowledge of the Company, there is no reasonable basis for the same and no such claim has been threatened or is currently pending. There are no contractual or legal constraints to which the Company or any Company Subsidiary is a party or subject that, immediately after the Closing, would prevent the Company or such Company Subsidiary from obtaining, using or disclosing personally identifiable information or other data to the same extent and for the same cost that the Company or such Company Subsidiary had the right to obtain, use or disclose personally identifiable information immediately prior to the Closing. The Company has in effect privacy statements for relevant Affiliate, supplier or other third party agreements involving the collection, use, storage and processing of personally identifiable information controlled by the Company.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.12 Material Contracts.

(a) Schedule 4.12(a) of the Disclosure Schedules lists the following Contracts to which the Company or any Company Subsidiary is a party or by which it or they, or any of its or their assets, is bound (collectively, the “Material Contracts”) as of the date hereof:

(i) Contracts with any officer, director or Affiliate of the Company or any Company Subsidiary or any Seller;

(ii) Contracts for the acquisition of any Person or any business unit or assets of any Person or the disposition of any assets of the Company or any Company Subsidiary, in each case involving consideration in excess of US$25,000 (or an equivalent amount in any other currency), other than Contracts pursuant to which the applicable acquisition or disposition has been consummated and in respect to which neither the Company nor any Company Subsidiary has any continuing obligations;

(iii) Contracts granting any Person any preferential right to purchase any assets of the Company or any Company Subsidiary;

(iv) Contracts relating to Company Indebtedness, or the making of any loans, in each case involving amounts in excess of US$10,000 (or an equivalent amount in any other currency);

(v) Contracts relating to the ownership of or investment in any Person, including investments in joint ventures and minority equity investments;

(vi) any settlement, conciliation or similar Contract pursuant to which the Company or any Company Subsidiary will have any performance obligations after the Closing Date;

(vii) Contracts requiring capital expenditures after the date of this Agreement in an amount in excess of US$25,000 (or an equivalent amount in any other currency);

(viii) management agreements or Contracts for the employment of any director, officer, Business Employee or other Person on a full-time, part-time, consulting or other basis (A) providing annual base cash compensation in excess of US$75,000 (or an equivalent amount in any other currency), (B) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby (including the Company Closing Bonuses) or upon termination of employment, or (C) containing noncompete, nondisclosure, or confidentiality provisions;

(ix) Contracts relating to the development, assignment or other transfer, enforcement or licensing of Intellectual Property that that is necessary for, or used or held for use in, the conduct of the Company’s and the Company Subsidiaries’ respective businesses as currently conducted, including any research, development, co-existence, settlement or assignment Contracts and any licenses or covenants not-to-sue (but excluding: (A) non-exclusive licenses granted to customers in the Ordinary Course of

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Business, and (B) licenses for unmodified “off the shelf”, commercially available software applications with an acquisition cost and/or aggregate annual license and maintenance fee of less than US$10,000 (or an equivalent amount in any other currency));

(x) Contracts relating to the rental or use of real property (other than Leases), equipment, vehicles, other personal property or fixtures, except for Contracts individually involving payment of annual rentals or other amounts less than US$25,000 (or an equivalent amount in any other currency);

(xi) Contracts containing covenants that in any way purport to restrict the right or freedom of the Company or any other Person for the benefit of the Company to (A) engage in any business activity, (B) engage in any line of business or compete with any Person, (C) conduct any activity in any geographic area, or (D) solicit any Person to enter into a business or employment relationship, or enter into such a relationship with any Person;

(xii) Contracts that obligate the Company or a Company Subsidiary to comply with an exclusivity or “most favored nations” clause;

(xiii) Contracts in effect as of the date hereof which require a payment by or to the Company or any Company Subsidiary, or the delivery of assets, goods or services by the Company or any Company Subsidiary with a value, in excess of US$25,000 (or an equivalent amount in any other currency) per year;

(xiv) Contracts requiring the Company or any Company Subsidiary to purchase all or substantially all of its requirements of any product or service from any Person or that contain minimum purchase requirements provisions or that require the Company or any Company Subsidiary to conduct business on an exclusive basis with any Person;

(xv) Contracts or agreements the performance of which involves consideration in excess of US$25,000 (or an equivalent amount in any other currency) (other than purchase orders in the Ordinary Course of Business consistent with past practices); and

(xvi) Contracts committing the Company or any Company Subsidiary to enter into any of the foregoing.

(b) Each of the Material Contracts, a complete and correct copy of each of which has been made available to Purchaser, is in full force and effect and is the legal, valid and binding obligation of the Company and the Company Subsidiaries (as applicable) and, to the Knowledge of the Company, each of the other parties thereto, enforceable against the Company and the Company Subsidiaries (as applicable) and, to the Knowledge of the Company, each of the other parties thereto, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to creditor’s rights generally or (ii) general principles of equity. Neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any other party to any Material

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Contract is in material breach or default under any Material Contract, and, to the Knowledge of the Company, no condition or events exist which, with or without the giving of notice or lapse of time or both, would constitute a material breach or default under any Material Contract. Without limitation of the foregoing, the Company and the Company Subsidiaries have strictly complied with (y) Section 3 of that certain Master Services Agreement dated as of September 3, 2015 between Payfone, Inc. and the Company and (z) Section 11 of that certain Agreement dated April 25, 2013 among Wayra Ireland Limited, the Company and the Founders identified in Schedule 1 thereto.

4.13 Employee Benefit Plans.

(a) Schedule 4.13(a) of the Disclosure Schedules contains a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), each medical, dental, life insurance, equity, bonus or other incentive compensation, salary continuation, severance, retention, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other material employee benefit plan, agreement or arrangement (including any employment or consulting agreement) sponsored, maintained or contributed to by the Company or any Company Subsidiary, in each case, for the benefit of any Business Employee, director or other individual service provider of the Company or any Company Subsidiary (including their eligible dependents and beneficiaries), or with respect to which the Company or any Company Subsidiary could reasonably be expected to have any liability (whether direct, indirect, contingent or otherwise) (each, a “Company Benefit Plan”). The Company has made available to Purchaser correct and complete copies of (i) each Company Benefit Plan (or, in the case of any such Company Benefit Plan that is unwritten, descriptions thereof), (ii) the most recent annual reports on Form 5500 required to be filed with the IRS with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company Benefit Plan has been administered in all material respects in accordance with its terms and the applicable provisions of ERISA, the Code and all other applicable Laws, and the Company and the Company Subsidiaries have performed and complied in all material respects with all of their obligations under or with respect to each Company Benefit Plan.

(b) (i) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and (ii) no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(c) None of the Company Benefit Plans is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, none of the Company Benefit Plans is a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA, and neither the Company nor any Company Subsidiary has any liability under ERISA or the Code on account of any Person that is treated as a single employer with the Company or any Company Subsidiary under Section 414 of the Code. No Company Benefit Plan which is required by ERISA to be funded has any material unfunded liabilities.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d) No Company Benefit Plan provides, nor has the Company or any Company Subsidiary promised or committed to provide, any post-employment or retiree medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code or applicable state Law for which the covered individual pays the full cost of coverage). There have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), and to the Knowledge of the Company no “fiduciary” (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection any Company Benefit Plan that could, in each case individually or in the aggregate, reasonably be expected to result in material liability to the Company or any Company Subsidiary. No Proceeding with respect to any Company Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened.

(e) The consummation of the transactions contemplated by this Agreement alone, or in combination with any other event, will not give rise to any liability under any Company Benefit Plan, or accelerate the time of payment or vesting or increase the amount, or require the funding, of compensation or benefits due to any Business Employee, director or other individual service provider of the Company or any Company Subsidiaries (whether current, former or retired) or their beneficiaries.

(f) Any individual who performs services for the Company or any Company Subsidiary and who is not treated as an employee for federal income Tax purposes by the Company or any Company Subsidiary is not an employee under applicable Law or for any purpose including for Tax withholding purposes or Company Benefit Plan participation purposes. Neither the Company nor any Company Subsidiary has any liability by reason of an individual who performs or performed services for the Company or any Company Subsidiary in any capacity being improperly excluded from participating in any Company Benefit Plan.

(g) Each Company Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including, notices, rulings and proposed and final regulations) thereunder and the Company has no obligation under any Company Benefit Plan to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(h) The Company and the Company Subsidiaries have complied with their respective automatic enrollment obligations.

4.14 Labor; Business Employees.

(a) Neither the Company nor any Company Subsidiary is a party to any labor or collective bargaining agreement, and there are no labor unions, works councils or other organizations representing, purporting to represent or attempting to represent any Business Employee of the Company or any Company Subsidiary. There has been no activity or proceeding by a labor union or representative thereof to organize any Business Employees.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b) There are no (i) strikes, work stoppages, work slowdowns or lockouts existing or, to the Knowledge of the Company, threatened in writing against or involving the Business Employees; or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any Business Employee or group of Business Employees.

(c) Attached as Schedule 4.14(c) of the Disclosure Schedules is a list as of the date hereof of all Business Employees (by name), including for each Business Employee, such Business Employee’s (i) beginning service date, current rate of base salary or hourly wage compensation, title and job location, tenure, vacation entitlement and target bonus opportunity; (ii) country of citizenship, country of current residence and visa status and (iii) accrued vacation pay and accrued sick pay, if any, as of September 30, 2015.

(d) The Company and the Company Subsidiaries have complied, and are in compliance with, all provisions of the Fair Labor Standards Act of 1938, as amended, including the appropriate classification of all current and former employees as “exempt” or “non-exempt” and the payment of appropriate overtime pay.

(e) Neither the Company nor any Company Subsidiary (i) has any outstanding liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended (or any similar state or local statute, rule or regulation), and neither the Company nor any Company Subsidiary has experienced a “mass layoff” or “plant closing” (within the meaning of the Worker Adjustment and Retraining Notification Act of 1988) or (ii) incurred any liability under such statute during the past two (2) years.

(f) Each individual who is service provider to the Company and the Company Subsidiaries has been properly classified as either an employee or independent contractor under applicable Law.

(g) Each Business Employee whose regular work location is in the United States is authorized under applicable Law to work in the United States and, in connection therewith, the Company and the Company Subsidiaries are in compliance with all applicable immigration Laws, rules and regulations. Neither the Company nor any Company Subsidiary has violated the Immigration Reform and Control Act of 1986, including non-compliance with the form I-9 requirements.

(h) To the Knowledge of the Company, no officer or key employee, or any group of key employees, has a current intention to terminate employment with the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any of the foregoing. Except as set forth on Schedule 4.14(h) of the Disclosure Schedules, the employment of each Business Employee is terminable at the will of the Company or the applicable Company Subsidiary without material liability.

(i) There are no outstanding offers of employment or engagement made to any individual by the Company or any Company Subsidiary, and no individual has accepted an offer of employment or engagement made by the Company or any Company Subsidiary who has not yet taken up that employment or engagement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(j) All service and employment agreements entered into by the Company or a Company Subsidiary that are in force on the date hereof may be terminated on not more than three (3) months’ notice, without payment of compensation or damages (other than any payments arising under applicable Law or payment for unfair dismissal). All consultancy agreements entered into by the Company or any Company Subsidiary may be terminated on not more than three (3) months’ notice without giving rise to any claim for damages or compensation.

(k) All agreements entered into by the Company or a Company Subsidiary with agencies or other organizations to engage temporary or permanent workers will terminate prior to the Closing Date, and neither the Company nor any Company Subsidiary will have any liability to make any payment or provide any compensation as a consequence.

(l) No disciplinary action has been taken against any current or former Business Employee, and no grievance or complaint of discrimination or harassment based on sex, race, disability, age, sexual orientation, religion or belief or any other status protected by applicable federal, state or local law (including retaliation) has been raised by any current or former Business Employee during the three (3) year period ending on the date hereof.

(m) There is no fact or matter affecting any Business Employee which might reasonably be considered grounds for dismissal or for a warning that the continuation of any conduct or behavior might lead to dismissal, and no such warning has been given to any Business Employee.

(n) No liability has been incurred in the past three (3) years, or could reasonably be expected to be incurred, by the Company or any Company Subsidiary for breach of any contract of service or for services (including consultancy services), for redundancy payments, or for compensation for wrongful dismissal, unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any Business Employee or independent contractor or for any other liability accruing from the actual or proposed termination or variation of any contract of employment or for services.

(o) The Company and the Company Subsidiaries have in relation to the Business Employees (and so far as relevant to each of its former Business Employees) complied with all obligations imposed on it by Article 141 of the Treaty of Rome, and all other Laws, codes of conduct and practices relevant to the relations between the Company and the Company Subsidiaries and its Business Employees, and the Company and the Company Subsidiaries have maintained adequate and suitable records regarding the foregoing.

(p) Within the one (1) year period preceding the date hereof, the Company and the Company Subsidiaries have not been a party to any relevant transfer as defined in the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003, nor has the Company or any Company Subsidiary failed to comply with any duty to inform and consult with any appropriate representative under such Regulations.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(q) In connection with the termination of his employment, no Business Employee would be entitled to any amount other than the basic statutory redundancy payment as calculated or to include in the calculation of his continuous employment any employment by any other Person before his employment by the Company or a Company Subsidiary.

4.15 Litigation. There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of its or their assets or properties or any of its or their officers or directors in their respective capacity as such. The Company and the Company Subsidiaries are not, and none of its or their assets or properties are, subject to any Order relating to the conduct of its or their business.

4.16 Compliance with Laws; Permits.

(a) The Company and the Company Subsidiaries have conducted their respective businesses in compliance with all Laws applicable to their respective businesses and operations. Neither the Company nor any Company Subsidiary has received any written notice of or been charged in writing (or, to the Knowledge of the Company, orally) with violating any such Laws.

(b) The Company and the Company Subsidiaries currently own, possess, have or otherwise lawfully use in the operation of their respective businesses all material Permits that are required for the operation of their respective businesses as presently conducted, or for the ownership and use of the assets and properties owned or used by them. Neither the Company nor any Company Subsidiary is in default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any such material Permit to which it is a party, and neither the Company nor any Company Subsidiary has received any written notice from any Governmental Body threatening the termination, revocation, suspension or restriction of any such material Permit. None of the Permits shall be adversely affected in any manner by the consummation of the transactions contemplated hereby.

4.17 Environmental Matters.

(a) The operations of the Company and the Company Subsidiaries are, and have at all times been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes and has at all times included obtaining, maintaining and complying in all material respects with all Permits required under all applicable Environmental Laws necessary to operate their businesses or occupy their properties.

(b) Neither the Company nor any Company Subsidiary (i) is or has been the subject of any Order from any Governmental Body or any pending or, to the Knowledge of the Company, threatened claim or Proceeding, or (ii) has received any written or, to the Knowledge of the Company, oral notice, report or other information, in each case of each of clause (i) and (ii) regarding any actual or alleged violation of or liability under Environmental Laws.

(c) Neither the Company nor any Company Subsidiary has assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to, any material liabilities of any other Person relating to Hazardous Materials or Environmental Laws.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(d) Neither the Company nor any Company Subsidiary has (i) treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, released, or exposed any Person to, any Hazardous Material, or (ii) owned or operated any property or facility which is or has been contaminated by any Hazardous Material, in the case of each of clause (i) and (ii) so as to give rise to any current or future material liabilities of the Company or any Company Subsidiary pursuant to any Environmental Laws.

(e) The Company has provided to Purchaser true and correct copies of all environmental site assessment reports and other documents regarding environmental, health or safety liabilities in each case relating to currently or previously owned or leased real property, or the operations, of the Company or any Company Subsidiary or any of their predecessors or affiliates obtained by or on behalf of the Company or any Subsidiary or within the possession or control of the Company.

4.18 Real Property.

(a) Real Property. Neither the Company nor any of the Company Subsidiaries has owned or currently owns any real property. Schedule 4.18(a) of the Disclosure Schedules includes a complete and accurate list of all the leased real property used or occupied by the Company or any Company Subsidiary (together with any buildings, structures, improvements or fixtures located thereon, the “Real Property), all of which is held under Leases. Schedule 4.18(a) of the Disclosure Schedules lists all Leases, true and complete copies of which have been provided to Purchaser. The activities carried on by the Company and the Company Subsidiaries in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, have not been and are not in violation of, or in conflict with, any applicable building, zoning, environmental, health or safety regulations or ordinance or any other similar Law, except for violations which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any such violation.

(b) All the Leases are in full force and effect and valid and binding obligations of the Company and the Company Subsidiaries (as applicable) and, to the Knowledge of the Company, each other parties thereto, enforceable against the Company and the Company Subsidiaries (as applicable) and, to the Knowledge of the Company, each of the other parties thereto, in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and (ii) general principles of equity. None of the Leases have been amended or modified except as set forth in Schedule 4.18(b) of the Disclosure Schedules. Neither the Company nor any Company Subsidiary has received any written (or, to the Knowledge of the Company, oral) notice of any, and, to the Knowledge of the Company there exists no, material dispute, claim, event of default or event which constitutes or would constitute (with notice or lapse of time or both) a material default under any Lease. All rent and other amounts due and payable with respect to the Leases on or prior to the Closing Date have been paid through the date of this Agreement, and there is no pending rent review under any of the Leases. Neither the Company nor any Company Subsidiary has entered into any Lease where the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Company or any Company Subsidiary is the lessor, sublessor or licensor. None of the Leases would allow any landlord or other third party to change the terms of such Lease, or terminate the right of the Company or any Company Subsidiary under such Lease, by reason of change of control of the Company. The terms of the Leases are not unusual or onerous. There is no outstanding application for consent under any of the Leases. Each of the properties the subject of the Leases is in a good state of repair and condition and fit for its current use.

4.19 No Broker. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment from the Company, any Company Subsidiary or Purchaser in respect thereof.

4.20 Banks; Powers of Attorney. Schedule 4.20 of the Disclosure Schedules lists as of the date hereof the names and locations of all banks in which the Company or any Company Subsidiary has accounts or safe deposit boxes and the names of all Persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.20 of the Disclosure Schedules, no Person holds a power of attorney to act on behalf of the Company or any Company Subsidiary.

4.21 Insurance. Schedule 4.21 of the Disclosure Schedules lists all material insurance policies and fidelity bonds for the current policy year maintained by, or for the benefit of, the Company or any Company Subsidiary as of the date hereof with respect to the Company’s and the Company Subsidiaries’ businesses (the “Policies”). All Policies are in full force and effect and all premiums due on such policies have been paid. Except as set forth on Schedule 4.21 of the Disclosure Schedules, neither the Company nor any Company Subsidiary is in default in any material respect under the Policies, and neither the Company nor any Company Subsidiary has received any written notice of a cancellation with respect to any of the Policies. There are no claims by the Company or any Company Subsidiary under any of the Policies or bonds pending. All premiums with respect to the Policies covering all periods up to and including the date of this Agreement have or will be paid as of the Closing Date. Except as set forth on Section 4.21, neither the Company nor an Company Subsidiary has any self-insurance or co-insurance programs (excluding, for avoidance of doubt, deductibles set forth in the Policies).

4.22 Transactions with Affiliates, Shareholders, Officers, Directors and Others. Except for the Convertible Notes and as set forth in Schedule 4.22 of the Disclosure Schedules, neither the Company nor any Company Subsidiary has any liabilities for indebtedness for borrowed money owing to any director, officer, member, shareholder, consultant, holder of Convertible Notes, Affiliate or Business Employee (except for amounts due as normal salaries, wages, benefits or reimbursements of ordinary business expenses). No director, officer, member, shareholder, consultant, holder of Convertible Notes, Affiliate or Business Employee now has, or on the Closing Date will have, any liability for any indebtedness for borrowed money owing to the Company or any Company Subsidiary except for ordinary business expense advances. Except as set forth in Schedule 4.22 of the Disclosure Schedules, no officer, director, shareholder, member, consultant, holder of Convertible Notes, Business Employee or Affiliate of the Company or any Company Subsidiary or any entity in which any such Person owns any beneficial interest is a party to any Contract or other transaction with the Company or any Company Subsidiary that will survive Closing or has any interest in any property used by the Company or any Company Subsidiary (including any Intellectual Property).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

4.23 Material Customers and Suppliers.

(a) Schedule 4.23(a) sets forth a true and complete list of the top ten (10) customers of the Company and the Company Subsidiaries measured with respect to gross revenues generated in the fiscal years ended August 31, 2014 and August 31, 2015 (each, a “Material Customer”), indicating the approximate amount and approximate percentage of gross revenues for which each such Material Customer represented. Since August 31, 2014, no Material Customer has: (i) stopped, or notified the Company or a Company Subsidiary in writing (or, to the Knowledge of the Company, orally) of an intention to stop, using the Company products or subscribing to the Company’s or any Company Subsidiary’s services; or (ii) changed, or notified the Company or a Company Subsidiary of an intention to change, in any material respect the terms on which it does business with the Company or a Company Subsidiary or the amount Company products or services it is prepared to purchase from the Company or a Company Subsidiary. Neither the Company nor a Company Subsidiary has received notice in writing (or, to the Knowledge of the Company, orally) that any Material Customer will, as a result of the transactions contemplated hereby: (A) cease using the Company products or subscribing to the Company’s or any Company Subsidiary’s services; (B) reduce substantially the amount of business it does with the Company and the Company Subsidiaries; or (C) change the terms on which it is prepared to do business with the Company and the Company Subsidiaries.

(b) Schedule 4.23(b) sets forth a true and complete list of the top ten (10) suppliers (including vendors and data suppliers) to the Company and the Company Subsidiaries measured with respect to gross expenditures paid or incurred in the fiscal years ended August 31, 2014 and August 31, 2015 (each, a “Material Supplier”), indicating the approximate amount and approximate percentage of gross expenditures which each such Material Supplier represented. Since August 31, 2014, no Material Supplier has: (i) stopped, or notified the Company or a Company Subsidiary in writing (or, to the Knowledge of the Company, orally) of an intention to stop, selling to or trading with the Company or a Company Subsidiary; or (ii) changed, or notified the Company or a Company Subsidiary in writing (or, to the Knowledge of the Company, orally) of an intention to change, in any material respect, the terms on which or the amount it is prepared to sell to the Company or a Company Subsidiary. Neither the Company nor a Company Subsidiary has received notice in writing (or, to the Knowledge of the Company, orally) that any Material Supplier will, as a result of the transactions contemplated hereby: (A) cease selling to or trading with the Company and the Company Subsidiaries; or (B) change the terms on which it is prepared to sell to or trade with the Company and the Company Subsidiaries.

(c) Neither the Company nor any Company Subsidiary has received any notice in writing (or, to the Knowledge of the Company, orally) alleging a claim against the Company or any Company Subsidiary (or any of its respective officers, members or employees) due to an error or omission in an engagement for a Material Customer. Neither the Company nor any Company Subsidiary has made any express or implied indemnities or guarantees with respect to the Company products or the services provided by the Company or any Company Subsidiary to any Material Customer, other than in the Ordinary Course of Business and as provided in the respective Contract with a Material Customer.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company and each Seller, as of the date hereof, as follows:

5.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the Netherlands and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted.

5.2 Authorization; Enforceability.

(a) Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby, including the Shareholders’ Agreement (collectively, the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser.

(b) This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally, and (b) general principles of equity.

5.3 Conflicts; Consents of Third Parties.

(a) The execution and delivery by Purchaser of this Agreement or the Purchaser Documents do not, and the consummation of the transactions contemplated hereby or thereby and compliance by Purchaser with any of the provisions hereof or thereof will not, directly or indirectly, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the organizational documents of Purchaser; (ii) any Contract or Permit to which Purchaser is a party or by which any of the properties or assets of Purchaser are bound; (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound; or (iv) any applicable Law.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b) No consent, waiver, approval, Order, Permit or authorization of, declaration or filing with or notification to any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by Purchaser with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, Orders, Permits or authorizations that, if not obtained, would not have a material adverse effect on Purchaser’s ability to consummate the transactions contemplated hereby.

5.4 No Broker. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

5.5 Funding. Purchaser has, and at the Closing will have, sufficient funds available to satisfy, among other things, the obligation of Purchaser to pay the aggregate Purchase Price and all expenses incurred by Purchaser in connection with the transactions contemplated hereby and by the Purchaser Documents at the time payments of the same are required to be paid hereunder.

ARTICLE VI

COVENANTS

6.1 Further Assurances. Following the Closing, each Management Seller shall execute and deliver such further certificates, agreements and other documents and take such other actions as Purchaser may reasonably request to consummate or implement the transactions contemplated by this Agreement.

6.2 Public Announcements. Except to the extent required by Law, (a) no Seller (or the Management Seller Representative on behalf of any Seller) shall issue, or cause to be issued, any press release or public announcement of any kind concerning the transactions contemplated hereby without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) Purchaser shall not issue or cause to be issued, any press release or public announcement of any kind concerning the transactions contemplated hereby without the prior written consent of the Management Seller Representative (which consent shall not be unreasonably withheld, conditioned or delayed); provided that, after Purchaser has consented to the issuance by a Seller or the Management Seller Representative of a press release or public announcement or the Management Seller Representative has consented to the issuance by Purchaser of a press release or public announcement, any Seller or Purchaser may issue additional or subsequent press releases or public announcements containing substantially the same (but no additional) information and in substantially the same form as the press release or public announcement previously consented to by Purchaser or the Management Seller Representative, as applicable, without seeking the further consent of Purchaser or the Management Seller Representative, as applicable. In the event any Seller or Purchaser is required by Law to issue a press release, public announcement or other disclosure, such Seller or Purchaser will (unless to do so is unlawful) consult with Purchaser or the Management Seller Representative, respectively, prior to the issuance thereof and such parties will use their best efforts to agree upon a mutually satisfactory text; provided that the failure of such parties to

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission timely agree upon the text thereof shall not, in any event, prevent such Seller or Purchaser, as applicable, from complying with such Law within any specified time frame required under such Law, and such compliance with Law shall not be deemed to be a breach of the provisions of this Section 6.2.

6.3 Termination of 401(k) Plans. The Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(a) of the Code that include a cash or deferred arrangement under Section 401(k) of the Code, effective not later than the day immediately preceding the Closing Date. The Company shall provide Purchaser with evidence that such 401(k) plan(s) have been terminated pursuant to resolution of the Company Board (the form and substance of which shall be subject to review and approval by Purchaser) effective not later than the day immediately preceding the Closing Date.

6.4 Release.

(a) Effective as of the Closing, each of the Sellers releases and forever discharges (i) the Company, the Company Subsidiaries, Purchaser and each of the other Sellers and (ii) each of the directors, managers, officers, employees, agents, attorneys, contractors, successors, assigns, predecessors, heirs, executors, trustees, representatives and administrators of such Persons (the Persons described in this clause (ii), collectively, the “Related Persons”) from any and all claims, demands, actions, causes of action of whatever rights, of every kind or character (whether such actions are actions in law, equity, tort, contract, or otherwise and including actions seeking injunctive or other equitable relief), whether known or unknown relating to any matter arising or in existence at any time on or prior to the Closing (collectively the “Released Claims”), and irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting, or causing to be commenced, any Proceeding against the Company, any Company Subsidiary, Purchaser or any other Seller or their respective Related Persons, based upon any matter purported to be released hereby (the “Release”).

(b) Notwithstanding Section 6.4(a), the Release shall in no way release or discharge any Released Claims or rights of any of any Seller (i) against the Company, Purchaser or any Company Subsidiary or any Affiliate of the Company, Purchaser or any Company Subsidiary relating to any of the following: (A) any employee benefit plans, programs or arrangements, or other qualified or non-qualified funds, plans or arrangements in which such Management Seller; (B) such Seller’s right to be indemnified by the Company, Purchaser or any Company Subsidiary or any of their Affiliates, whether by Contract (including any indemnification agreement to which the Company or a Company Subsidiary is a party that is identified in the Disclosure Schedules and any directors’ and officers’ liability insurance policies), Law, in respect of his or her services as an employee, officer and/or director of the Company or any Company Subsidiary as provided by Law or any of such Person’s governing documents; (C) such Management Seller’s services as an employee of the Company or any Company Subsidiary; (D) under this Agreement or any agreement delivered pursuant to this Agreement, including the Shareholders’ Agreement and any option award agreement executed and delivered in connection with the Restructuring Transactions; (E) under any existing Contract between such Seller and the Company that is Disclosed and not terminated pursuant to Section 8.1(i); (F) any obligations under any Company Benefit Plan; (G) any accrued but unpaid

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission compensation and business-related expenses, each as incurred in the Ordinary Course of Business and approved in accordance with the Company’s standard policies; and (H) any existing written contract or written agreement between such Seller or an Affiliate thereof and Purchaser; (ii) against the other Sellers and their respective Related Persons to the extent such Released Claims or rights are not related to the Company, any Company Subsidiary or such Seller’s interest in the Company; and (iii) against any Person with respect to such Seller’s rights (as a Seller or as the Management Seller Representative) under this Agreement.

6.5 Non-Management Seller Acknowledgement and Agreement. Each Non-Management Seller hereby acknowledges and agrees that such Non-Management Seller has been represented by competent counsel and financial advisors chosen by it with respect to this Agreement and the transactions contemplated in this Agreement. Each Non-Management Seller further acknowledges that (i) it has been provided with all financial statements and other documents and information requested it and its counsel and financial advisors with respect to the Company and the Company Subsidiaries and (ii) it and its counsel and financial advisors have reviewed such information and it has had the opportunity to ask questions of and receive answers from officers of the Company and the Company Subsidiaries with respect to such information and their respective businesses. Each Non-Management Seller further acknowledges that it fully aware, and understands, that the Management Sellers may be paid additional amounts under the Shareholders’ Agreement, and each Non-Management Seller and agrees that it has no interest in any such amounts or any other amounts that may become payable to the Management Sellers under the Shareholders’ Agreement. Each Non-Management Seller further acknowledges and agrees that neither the Company, any Company Subsidiary, Purchaser, any Purchaser Affiliate, nor any director, officer or employee of the Company, any Company Subsidiary, Purchaser or any Purchaser Affiliate has made any representation as to the aggregate fair market value of such Non-Management Seller’s Company Securities and that the transactions contemplated hereby have been consummated following arm’s length negotiations among the parties.

ARTICLE VII

RESTRICTIVE COVENANTS

Except as otherwise specified below, each Management Seller, in the case of Sections 7.1 through 7.10, and each Non-Management Seller, in the case of Sections 7.1, 7.6, 7.9 and 7.10, severally and not jointly, hereby covenants to Purchaser as follows:

7.1 Confidentiality.

(a) From and after the Closing, each Seller (other than Enterprise Ireland) shall keep confidential, and shall not use (except as provided in the last sentence of this Section 7.1), directly or indirectly, for the benefit of himself or others (other than any use by any Seller who is employed by the Company or any Subsidiary in the performance of such Seller’s duties as an employee), all confidential information relating to the Company and its business, including “know how”, trade secrets and all other Intellectual Property, customer lists, supplier lists, details of consultant and employment contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans (including identified acquisition targets), technical processes, designs and design projects, processes,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission inventions, software, source codes, object codes, systems documentation and research projects and other business affairs (collectively, “Confidential Information”) and shall not disclose such information to any other Person; provided, however, that this Section 7.1(a) shall not apply to any information (i) which is or becomes generally available to the public other than as a result of disclosure in violation of this Section 7.1, (ii) lawfully received by such Seller, as the case may be, after the Closing Date from a third party not known to such Seller (after reasonable inquiry), as the case may be, to be under any obligation of confidentiality with respect to such information, (iii) that a Seller can demonstrate is developed by such Seller without the use of or reliance on any Confidential Information or (iv) which is required to be disclosed by applicable Law, or in connection with any Proceeding, or the use of which is reasonably necessary to the defense of such Seller in any such Proceeding, in which case such Seller shall provide Purchaser with reasonably prompt notice of such required disclosure so that Purchaser may seek (at its sole cost) to obtain a protective order or other reasonable assurance that such disclosure shall be treated confidentiality. In addition to the foregoing, to the extent that a Management Seller is assisting the Management Seller Representative to perform its duties and exercise its rights under this Agreement in accordance with Section 11.11(k), such Management Seller may use any information received solely to so assist the Management Seller Representative.

(b) The provisions of Section 7.1(a) shall not (i) restrict, inhibit or encumber any Seller’s right or ability to dispose of, use, distribute, disclose or disseminate in any way its own confidential information or (ii) preclude a Non-Management Seller from independently developing and marketing products or services involving technology or ideas similar to those of the Company, provided that such Non-Management Seller does not use or apply Confidential Information in such development and marketing or otherwise violate any of its obligations under this Agreement in connection with such activities.

7.2 Non-Interference with Customer and Supplier Relationships. Each Management Seller for himself covenants and agrees that, at all times commencing on the Closing Date and ending on December 31, 2018 (the “Restricted Period”), such Management Seller shall not, except as expressly permitted by this Agreement or in his capacity as an employee of, and solely for the benefit of, the Company after the Closing, directly or indirectly, on his own behalf or on behalf of any other Person, contact or do business with any customer or supplier of the Company or, to the knowledge of such Management Seller, any other customer or supplier of Trans Union, LLC or any Affiliate thereof (including the Company), in each case with respect to or otherwise involving the Business, as conducted or, to the knowledge of such Management Seller, planned to be conducted, as of the Closing Date or at any time within the twelve (12) month period immediately preceding the Closing Date.

7.3 Non-Competition. Each Management Seller covenants and agrees that, at all times during the Restricted Period, such Management Seller shall not, except as expressly permitted by this Agreement, directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate with or in (a) any Person producing, designing, providing, soliciting orders for, selling, distributing, consulting to, or marketing or re-marketing products or services competitive with or in substantially the same line of business as the Business, or any part thereof, as conducted or, to the knowledge of such Management Seller, planned to be conducted, as of the Closing Date or at any time within the twelve (12) month period immediately preceding the

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Closing Date or (b) any of the following entities or their respective Affiliates, successors and/or assigns: 41st Parameter (a part of Experian Information Solutions, Inc.), Accertify Inc. (an American Express company), CyberSource (a Visa company), Equifax, Inc., ID Analytics, iovation, Inc., Kount Inc., LexisNexis, ReD (Retail Decisions, a ACI Worldwide, Inc. company), Sift Science, Inc., Signifyd, and ThreatMetrix, The Digital Identity Company. This prohibition applies worldwide. This covenant does not prohibit the ownership of less than three percent (3%) of the outstanding stock or share capital of any publicly-traded Person as long as the Management Seller does not actually control such Person and is not otherwise in violation of this Agreement.

7.4 Non-Diversion. Each Management Seller covenants and agrees that, at all times during the Restricted Period, such Management Seller shall not, except as expressly permitted by this Agreement, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Company or any of its Affiliates, of which such Management Seller became aware as the result of such Management Seller’s employment with, or ownership of share capital or other securities of, the Company or any of its Affiliates and which relate specifically to the Business, or any part thereof, as conducted or, to the knowledge of such Management Seller, planned to be conducted, as of the Closing Date or at any time within the twelve (12) month period immediately preceding the Closing Date.

7.5 Non-Recruitment. Each Management Seller agrees that the Company has invested and will invest substantial time and effort in acquiring and maintaining its workforce. Accordingly, each Management Seller covenants and agrees that during the Restricted Period, such Management Seller shall not, nor cause any other Person to, (a) hire away any individual who was employed by the Company or Purchaser or any of its Affiliates during the Restricted Period or at any time on or after the date which is six (6) months prior to the Closing Date, or (b) directly or indirectly, entice, solicit or seek to induce or influence any such individual to leave his or her employment with the Company or Purchaser or any of its Affiliates; provided, however, that general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 7.5 and any hiring based thereon shall not violate this Section 7.5.

7.6 Remedies. Each Seller acknowledges that should such Seller violate any of the covenants contained in this Article VII that are applicable to such Seller (collectively, with respect to each such Seller, the “Restrictive Covenants”), it will be difficult to determine the resulting damages to Purchaser and its Affiliates and, in addition to any other remedies Purchaser and its Affiliates may have, Purchaser and its Affiliates shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage. Failure to seek any or all remedies in one case shall not restrict Purchaser and its Affiliates (including the Company) from seeking any remedies in another situation. Such action by Purchaser and its Affiliates (including the Company) shall not constitute a waiver of any of their rights.

7.7 Severability and Modification. It is the parties’ intent that each of the Restrictive Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties’ intent that if any term, provision or condition of the Restrictive

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties’ intent that if a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

7.8 Tolling. In the event Purchaser files a claim in a court of competent jurisdiction against a Management Seller for such Management Seller’s breach of any Restrictive Covenant set forth in Section 7.2, 7.3, 7.4 or 7.5, the running of the period of restriction as to such Management Seller shall be automatically tolled and suspended for the duration of such litigation, and shall automatically recommence upon the final adjudication of such litigation, in order that the Purchaser shall receive the full benefit of such Seller’s compliance with each of the Restrictive Covenants; provided, however, that in the event such Management Seller is adjudged not to have breached a Restrictive Covenant, then no tolling shall occur.

7.9 No Other Defenses. Each Seller that is bound by any provision of this Article VII agrees that the Restrictive Covenants shall be enforced independently of any other obligations between Purchaser and its Affiliates (including the Company), on the one hand, and such Seller, on the other, and that the existence of any other claim or defense shall not affect the enforceability of the Restrictive Covenants or the remedies provided herein.

7.10 No Challenge. Each Seller that is bound by any provision of this Article VII acknowledges that Purchaser, in executing this Agreement, has placed significant reliance on such Seller’s compliance with the Restrictive Covenants applicable to it. Accordingly, no such Seller shall, directly or indirectly, (a) make any claim that any of the Restrictive Covenants is unenforceable or (b) challenge or commence or institute any claim, lawsuit or action (or assert any counterclaim or cross claim) seeking to invalidate or reduce the scope of any of the Restrictive Covenants; provided, however, that, for the avoidance of doubt, nothing herein shall be deemed to restrict in any manner the ability of any such Seller to challenge any assertion by Purchaser that such Seller has violated any Restrictive Covenant.

ARTICLE VIII

CLOSING DELIVERIES

8.1 Deliveries to Purchaser.

(a) At the Closing, the Sellers, the Management Sellers and/or Phelan, as applicable, shall deliver to Purchaser the following documents:

(i) each Seller shall deliver to Purchaser the original certificates or other instruments representing such Seller’s Sale Securities, with duly executed share transfer forms or other instruments of transfer attached in proper form for transfer to Purchaser, or other evidence reasonably satisfactory to Purchaser that good and valid title such Company Securities have been transferred to Purchaser, free and clear of all Liens;

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(ii) the Management Sellers shall deliver to Purchaser the Shareholders’ Agreement, duly executed by each Management Seller party thereto and the Management Holder Representative identified therein; and

(iii) Phelan shall deliver to Purchaser the Employment Agreement, duly executed by Phelan.

(b) At the Closing, the Company shall deliver to Purchaser the following documents:

(i) a certificate of an authorized officer of the Company, dated as of the Closing Date, certifying: (A) that the representations and warranties of the Company contained in this Agreement which are not qualified as to materiality are true and correct in all material respects as of the date hereof and the representations and warranties of the Company contained in this Agreement which are qualified as to materiality or Material Adverse Effect are true and correct in all respects as of the date hereof (in each case, except those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate (or true and accurate in all material respects, as applicable) as of such date or with respect to such period); (B) that the attached copies of the Company Articles and Company Memorandum are true and correct and in full force and effect; (C) that the attached copies of (1) the resolutions of the board of directors of the Company authorizing and approving the Restructuring Transactions, (2) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (3) the resolutions of the members of the Company authorizing the Restructuring Transactions and (4) the resolutions of the board of directors of Trustev US authorizing the payment of Company Closing Bonuses to certain Business Employees are true and correct copies of resolutions duly adopted by such board of directors or members, as applicable, and that all of such resolutions remain in full force and effect; and (D) as to the incumbency of officers of the Company executing this Agreement and any other documents executed and delivered in connection herewith;

(ii) a letter of status for the Company and a good standing certificate for each of the Company Subsidiaries, in each case from the jurisdiction of organization of such entity, dated not more than five (5) days prior to the Closing Date;

(iii) consents, in form and substance reasonably satisfactory to Purchaser, of CloudLock, Inc., HubSpot Ireland Limited and ZenDesk, Inc. to the acquisition by Purchaser of substantially all of the share capital of the Company;

(iv) copies of the Payoff Letters executed and delivered to the Company;

(v) a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3);

(vi) a Deed of Amendment, in form and substance satisfactory to Purchaser, effective on or before the Closing Date, duly executed by Phelan, Wayra

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Ireland Limited and the Company, to the Agreement dated 25 April 2013 executed as a Deed by and among Phelan, Wayra Ireland Limited and the Company, as amended by the Deed of Amendment thereto dated 16 August 2013;

(vii) [intentionally omitted]; and

(viii) the resignations, effective as of the Closing, of each director (other than Dane Mauldin) and officer of the Company and the Company Subsidiaries.

8.2 Deliveries to Sellers. In addition to payment of the Estimated Closing Purchaser Price in accordance with Section 2.4, at the Closing, Purchaser shall deliver to the Sellers or the Management Sellers, as applicable, the following documents:

(a) Purchaser shall deliver to the Sellers a certificate of an authorized officer of Purchaser, dated as of the Closing Date, certifying (i) that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects; (ii) that the attached copy of the resolutions of the board of directors of Purchaser authorizing and approving the transactions contemplated by this Agreement is a true and correct copy of resolutions duly adopted by such board of directors and such resolutions remain in full force and effect; and (iii) as to the incumbency of officers of Purchaser executing documents executed and delivered in connection herewith;

(b) Purchaser shall deliver to the Sellers a good standing certificate or the equivalent for Purchaser from its jurisdiction of organization, dated not more than five (5) days prior to the Closing Date;

(c) Purchaser shall deliver to the Management Sellers party thereto, the Shareholders’ Agreement, duly executed by Purchaser;

(d) Purchaser shall cause Trans Union LLC to deliver to Phelan the Employment Agreement, duly executed by Trans Union LLC; and

(e) Purchaser shall cause Trans Union LLC to deliver to the Management Sellers evidence, reasonably satisfactory to the Management Sellers, that Trustev US has adopted the Incentive Bonus Plan, effective on or before the Closing Date.

ARTICLE IX

INTENTIONALLY OMITTED

ARTICLE X

INDEMNIFICATION

10.1 Survival.

(a) All representations and warranties of the parties contained in this Agreement, as qualified by the Disclosure Schedules and as limited by the provisions of Exhibit D, shall survive the Closing and remain operative and in full force and effect until the date that is set out in Exhibit D as the applicable Survival Date.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b) Notwithstanding anything in this Agreement to the contrary, any Claim asserted prior to the expiration of the applicable Survival Date, but not resolved prior to the end of the applicable Survival Date, shall survive the applicable Survival Date until the resolution thereof.

(c) To the extent not expressly provided in this Agreement, all covenants of the parties shall survive for the period set forth therein; provided, however, that no right to indemnification in respect of any claim based upon any breach of a covenant set forth in a notice of claim delivered prior to the expiration of the applicable statute of limitations shall be affected by the subsequent expiration of the applicable statute of limitations.

(d) The parties further acknowledge that the time periods set forth in Exhibit D and this Section 10.1 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

10.2 Indemnification by Management Sellers.

(a) Subject to the other terms and conditions of this Article X and the limitations set forth in Exhibit D, each of the Management Sellers, severally and not jointly, shall indemnify Purchaser and its Affiliates (including, for this purpose, the Company) and their respective officers, directors, members, managers, partners, trustees, employees, agents and representatives (the “Purchaser Indemnified Persons”) against, and shall hold each of them harmless from, any and all Damages incurred or suffered by them resulting from or in any way arising out of or in connection with any of the following:

(i) any failure of any representation or warranty of such Management Seller set forth in this Agreement or in any of the certificates or documents furnished by such Management Seller pursuant to this Agreement to be true and correct in all respects; and/or

(ii) any failure by such Management Seller to fully perform, fulfill or comply with any covenant set forth in this Agreement or in any of the certificates or documents furnished by such Management Seller pursuant to this Agreement.

(b) Subject to the other terms and conditions of this Article X and the limitations set forth in Exhibit D, (x) each of the Management Sellers, jointly and severally, shall indemnify the Purchaser Indemnified Persons against, and shall hold each of them harmless from, any and all Damages, up to but not in excess of the Holdback Amount, and (y) Phelan and Kennedy, jointly and severally, and each of the other Management Sellers, severally in accordance with each such other Management Seller’s Holdback Pro Rata Share and not jointly (or jointly and severally), shall indemnify the Purchaser Indemnified Persons against, and shall hold each of them harmless from, any and all Damages in excess of the Holdback Amount, in the case incurred or suffered by the Purchaser Indemnified Persons resulting from or in any way arising out of or in connection with any of the following:

(i) any failure of any representation or warranty of the Company set forth in this Agreement or in any of the certificates or documents furnished by the Company pursuant to this Agreement to be true and correct (collectively, “Company Breaches”);

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(ii) any failure by the Company to fully perform, fulfill or comply with any covenant set forth in this Agreement or in any of the certificates or documents furnished by the Company pursuant to this Agreement;

(iii) any failure by the Management Seller Representative to fully perform, fulfill or comply with any covenant set forth in this Agreement after the Closing;

(iv) any claim or allegation by any Person that after the Closing any Company Security entitles the holder thereof to anything other than the amount of consideration that such holder is entitled to receive pursuant to Article II;

(v) any unpaid Transaction Expenses, Company Indebtedness, Company Closing Bonuses, Pre-Closing Taxes or Restructuring Taxes, in each case not taken into account in the determination of Closing Working Capital (as finally determined); and

(vi) any claim by [****], or any of its Affiliates (collectively, “[****]”), that the Company, any Company Subsidiary, Phelan or any other officer, director, servant or agent of the Company or any Company Subsidiary has, prior to the Closing Date (A) breached any obligation of confidentiality to [****] or misappropriated or misused [****]’s confidential information or (B) infringed or otherwise violated any Intellectual Property or Intellectual Property right of [****].

10.3 Indemnification by Purchaser. Subject to the other terms and conditions of this Article X, Purchaser shall indemnify the Management Sellers and each of their respective Affiliates, officers, directors, members, managers, partners, employees, agents and representatives, in all cases excluding any Non-Management Seller (the “Seller Indemnified Persons”) against, and shall hold each of them harmless from, any and all Damages incurred or suffered by them resulting from or in any way arising out of or in connection with any of the following:

(a) any failure of any representation or warranty of Purchaser set forth in this Agreement or in any of the certificates or documents furnished by Purchaser pursuant to this Agreement to be true and correct (collectively, “Purchaser Breaches”); and

(b) any failure by Purchaser to fully perform, fulfill or comply with any covenant set forth in this Agreement or in any of the certificates or documents furnished by Purchaser pursuant to this Agreement.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

10.4 Notice of Claim.

(a) The term “Claim” means a claim for indemnification by (i) Purchaser or any other Purchaser Indemnified Person, as the case may be, for Damages under this Article X or (ii) any Management Seller or any other Seller Indemnified Person, as the case may be, for Damages under this Article X (such Person making a Claim, an “Indemnitee”).

(b) An Indemnitee may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Purchaser Indemnified Person or Seller Indemnified Person, as applicable, pursuant to written notice of such Claim executed by such Indemnitee (a “Notice of Claim”), and delivered to the Management Seller Representative (on behalf of the Management Sellers) or Purchaser, as appropriate (the Management Seller Representative (on behalf of the Management Sellers), in such capacity or Purchaser, as appropriate, the “Indemnitor”), as soon as reasonably practicable after such Indemnitee becomes aware of the existence of any potential claim by such Indemnitee for indemnification under this Article X, as applicable, but in any event before the applicable Survival Date, arising out of or resulting from: (i) any item indemnified pursuant to the terms of Section 10.2 or Section 10.3, as applicable, or (ii) the assertion, whether orally or in writing, against any Indemnitee of a Proceeding brought by a third party against any Indemnitee (in each such case, a “Third Party Claim”) that if successfully prosecuted, would give rise to a right of the Indemnitee to indemnification under this Agreement. So long as such Notice of Claim is given on or prior to the applicable Survival Date, no delay on the part of an Indemnitee in giving the Indemnitor a Notice of Claim shall limit or reduce the Indemnitee’s right to indemnity hereunder, nor relieve the Management Sellers or Purchaser, as applicable, from any of its obligations under this Article X, unless (and then only to the extent that) the Management Sellers or Purchaser, as applicable, are actually prejudiced thereby.

10.5 Defense of Third Party Claims.

(a) Subject to the provisions hereof, the Indemnitor shall have the right to elect to defend, on behalf of the Indemnitee, any Third Party Claim by notifying the Indemnitee of its intention to do so within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires), which notice shall confirm that the Indemnitor will, subject to the limitations of this Article X, indemnify the Indemnitee from and against any Damages the Indemnitee may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with the Third Party Claim; provided that the Indemnitor shall not be entitled to assume control of such defense if: (i) the Indemnitor does not provide the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (ii) such Third Party Claim relates to or arises in connection with any criminal Proceeding against the Indemnitee; (iii) such Third Party Claim seeks an injunction or equitable relief against the Indemnitee; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnitee Party; or (v) the Third Party Claim is, in the good faith judgment of the Indemnitee, likely to adversely affect the Indemnitee’s relationships with its customers or suppliers.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(b) If the Indemnitor elects to defend the Third Party Claim in accordance with this Section 10.5, the Indemnitor shall assume the defense thereof utilizing legal counsel reasonably acceptable to the Indemnitee and the Indemnitor shall bear the fees, costs and expenses of such counsel. If the Indemnitor does not elect to defend against, negotiate, settle or otherwise deal with any Third Party Claim, the Indemnitee may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee may participate, at its own expense, in the defense of such Third Party Claim; provided, however, that such Indemnitee shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnitor if (i) so requested by the Indemnitor to participate or (ii) in the reasonable opinion of counsel to the Indemnitee, a conflict or potential conflict exists between the Indemnitee and the Indemnitor that would make such separate representation advisable.

(c) Notwithstanding anything in this Section 10.5 to the contrary, neither the Indemnitor nor the Indemnitee shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless (x) the claimant and the Indemnitor or the Indemnitee, as applicable, provide to the other party an unqualified release from all liability in respect of the Third Party Claim and (y) neither the claim nor the consent to judgment provides for injunctive or other nonmonetary relief affecting the Indemnitee.

10.6 Certain Limitations on Liability.

(a) The aggregate liability of the Management Sellers pursuant to this Article X shall be limited as provided for in Exhibit D.

(b) [Intentionally omitted.]

(c) The amount to which an Indemnified Person may become entitled under this Article X shall be (i) net of the amount of any Tax Benefit actually realized by the Company or a Company Subsidiary in the taxable period in which such Damages were incurred, (ii) net of any actual recovery (whether by way of insurance, indemnification, contribution, payment, discount, credit, off-set, counterclaim or otherwise) received from a third party (including any insurer) less any cost associated with receiving such recovery in respect of a claim. For this purpose, a tax benefit (“Tax Benefit”) shall be realized with respect to a taxable period if, and to the extent that, the Person’s cumulative liability for Taxes for such taxable period, calculated by excluding any Tax items attributable to the Damages incurred in such taxable period, exceeds the Person’s actual cumulative liability for Taxes for such taxable period, calculated by taking into account any Tax items attributable to the Damages incurred in such taxable period (to the extent permitted by relevant Tax Law and treating such Tax items as the last items claimed for such taxable period).

(d) Recovery for any fraud, intentional misrepresentation or willful or criminal misconduct committed by a Management Seller (solely in the capacity of a Management Seller and not on behalf of the Company) (an “Individual Fraud Claim”) may only be sought from the Management Seller committing the same and not from the other Sellers.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(e) If a Purchaser Indemnified Person shall timely make a good faith claim for indemnification pursuant to this Article X on or prior to a date on which Company has an obligation to purchase Restructuring Shares and/or Restructuring Options under the Shareholders’ Agreement, then after Purchaser’s rights regarding the Holdback Amount have been exhausted or cease to be available, Purchaser, by giving notice to the Management Seller Representative, shall have the right, but not the obligation, to offset the amount of such claim for indemnification, after giving effect to the Basket, against amounts due, if any, to the Management Sellers in connection with the purchase of any Restructuring Shares and/or Restructuring Options under the Shareholders’ Agreement (a “Share Purchase Offset”). In such an event, the amount to be paid to the Management Sellers with respect to the purchase of any Restructuring Shares and/or Restructuring Options under the Shareholders’ Agreement shall be reduced pro rata in accordance with the respective amounts due to each such Management Seller. If, upon final resolution of Purchaser Indemnified Person’s claim for indemnification, the amount offset by Purchaser pursuant to a Share Purchase Offset exceeds the amount for which Purchaser Indemnified Person is entitled to indemnification, Purchaser shall promptly pay to the Management Sellers the amount of such excess pro rata in accordance with the respective amounts due to each such Management Seller.

(f) In the event an Indemnified Person first recovers against the Management Sellers or Purchaser, as applicable, for any particular Damages and thereafter recovers for the same Damages from any third party, then the amount recovered from such third party (up to the amount first recovered by the Indemnified Person) shall be paid, as applicable, by (i) Purchaser to the Management Seller Representative, on behalf of the applicable Management Sellers, or (ii) the Management Seller Representative, on behalf of the applicable Management Sellers, to Purchaser.

(g) Nothing contained in this Section 10.6 shall be interpreted to limit the liability of any party (including, if applicable, any Non-Management Seller) for breach of any covenants or obligations of such party contained in this Agreement or in any of the certificates or documents furnished by such party pursuant to this Agreement.

10.7 Payment of Indemnification Claims. With respect to a Claim, including a Third Party Claim, after the earliest to occur of: (a) a final decision, judgment or award has been rendered with respect thereto (including a declaratory or similar judgment that the Indemnitee is entitled to indemnification) and the time in which to appeal therefrom has expired, (b) a settlement has been consummated with respect thereto, or (c) the applicable Indemnitor and Indemnitee have executed an agreement with respect thereto, the Indemnitee shall forward to the Indemnitor notice of any sums due and owing by the Sellers or by Purchaser, as applicable, pursuant to this Agreement with respect to such Claim and the Sellers or Purchaser, as applicable, shall be obligated to pay such sums due and owing to the Indemnitee within seven (7) Business Days after receipt of such notice. If any Purchaser Indemnified Person(s) are entitled to receive an indemnification payment prior to the date upon which Purchaser’s rights regarding the Holdback Amount have been exhausted or cease to be available, then Purchaser shall be entitled to decrease the Holdback Amount by the amount of all of such sums so due and owing.

10.8 Exclusive Remedy. Notwithstanding anything in this Agreement to the contrary, except (a) as may be required to specifically enforce post-Closing covenants hereunder or (b) in

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission the case of a claim based upon fraud, intentional misrepresentation or willful or criminal misconduct, after the Closing Date the rights set forth in Section 2.8 and this Article X are and shall be the sole and exclusive remedies of Purchaser, the Purchaser Indemnified Persons, the Management Sellers and the Seller Indemnified Persons with respect to this Agreement and any Company Documents and any Purchaser Documents and the transactions contemplated hereby. Nothing in this Agreement shall in any way restrict or limit the general obligation at law of an Indemnified Person to mitigate any Damages which it may suffer or incur by reason of the breach by an Indemnifying Party of any representation, warranty, or covenant hereunder. Further, nothing contained in this Article X or in Exhibit D shall in any way limit any legal remedies available to Purchaser, or the liability of any Non-Management Seller to Purchaser, for a breach of such Non-Management Seller’s representations and warranties set forth in Article III.

10.9 Treatment of Indemnification Payments. Purchaser and the Management Sellers agree to treat any indemnification payment made pursuant to this Agreement as an adjustment to the Purchase Price for all purposes, unless otherwise required by Law.

ARTICLE XI

MISCELLANEOUS

11.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp, value added or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the consummation of the purchase and sale of Sale Securities contemplated by this Agreement shall be borne exclusively by Purchaser.

11.2 Expenses. Subject to Section 2.7, all costs and expenses (including any brokerage commissions or any finder’s or investment banker’s fees) incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated hereby and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

11.3 Process Agent.

(a) Each of the Management Sellers hereby irrevocably appoints the Management Seller Representative as its agent to receive, at the address set forth herein for notices to the Management Seller Representative or at any other address provided by the Management Seller Representative after the date hereof, on such Management Seller’s behalf, service of any proceedings, suit or action in England in relation to any dispute or claim under this Agreement.

(b) If the Management Seller Representative ceases to be able to act as the Management Sellers’ agent for service of process as a result of his death or disability, then Management Sellers who in the aggregate hold at least 48.78% of the Holdback Pro Rata Shares shall appoint a successor to serve as their agent to receive service of any proceedings, suit or action in England in relation to any dispute or claim under this Agreement; provided, however, that such appointment shall not be effective until (i) notice of such act has been provided to Purchaser and the other Management Sellers and (ii) such successor has acknowledged in such

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission writing that he, she or it, accepts the responsibility of successor agent and including his, hers or its address for service of process, with a copy of such acknowledgment being promptly provided to Purchaser; and provided further that, until a successor is appointed and such appointment is effective, Kennedy shall serve as each Management Seller’s successor agent for service of process at his address set forth on Exhibit B hereof or at such other address as is provided by him to each Management Seller, Purchaser and the Company after the date hereof.

(c) Service on the Management Seller Representative or the successor thereto in its role as agent under this Section 11.3 shall be deemed completed on a Management Seller party upon delivery to the Management Seller Representative or such successor at the address specified (whether or not it is forwarded to and received by the relevant party).

11.4 Limitation of Liability of Non-Management Sellers; Waiver of Right of Rescission with Respect to Management Sellers.

(a) Except in the case of fraud or intentional misrepresentation or to the extent that Purchaser cannot be made whole by the payment of Damages, in which event Purchaser shall be entitled to pursue specific performance in accordance with Section 11.12, no Non-Management Seller shall be liable to Purchaser for Damages in excess of the amount paid to such Non-Management Seller at the Closing for a breach of such Non-Management Seller’s warranties under Section 3.1.

(b) Purchaser shall not be entitled, and hereby waives any rights it would otherwise have, to bring a claim for rescission of this Agreement with respect to any Seller due to breach of representation, except for breach resulting from fraud or intentional misrepresentation.

11.5 Entire Agreement; Amendments and Waivers.

(a) This Agreement (including the Schedules and Exhibits) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof.

(b) Any provision of this Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by (i) the Company, (ii) the Management Seller Representative, (iii) Purchaser and (iv) the holders of more than 50% of the nominal amount of the Convertible Notes collectively held by the Non-Management Sellers immediately prior to the Closing, or in the case of a waiver, by the party against whom the waiver is to be effective. Any provision of this Agreement may be amended or waived after the Closing if, and only if, such amendment or waiver is in writing and signed as aforesaid.

(c) No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising,

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(d) With respect to information, materials, documents, certificates, agreements or other items provided, or to be provided, by the Company to Purchaser pursuant to this Agreement, the terms “made available”, “delivered”, or “provided” shall mean delivered in electronic form and posted to the Virtual Dataroom on or prior to two (2) Business Days prior to the date hereof or otherwise provided directly to Purchaser by way of an email to David Yong or Michael Forde.

11.6 Governing Law.

(a) This Agreement (including this Section 11.6) and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England.

(b) Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration in force from time to time (the “Rules”). The Rules are deemed to be incorporated by reference into this Section 11.6(b). The number of arbitrators shall be (i) one for disputes and claims involving total amounts in controversy of less than US$1,000,000 and (ii) three for all other claims and disputes. The seat, or legal place, of arbitration shall be London, England. The language to be used in the arbitral proceedings shall be English.

(c) Each of the parties hereby irrevocably waives, and undertakes that it will not raise, any objection to the jurisdiction of the London Court of International Arbitration referred to in this Section 11.6 on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

(d) This Section 11.6 shall be without prejudice to the right of any party to bring proceedings in any other jurisdiction for the purpose of enforcement or execution of any judgment or other settlement in any other courts.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

11.7 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or (c) one Business Day following the day sent by commercial overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Purchaser (or the Company after Closing), to:

Transunion Netherlands I B.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Attention: David McCrary, Managing Director

Fax: 312/466-7986

Email: dmccrar@transunion.com

with copies to:

Trans Union LLC

555 West Adams Street

Chicago, Illinois 60661

Attention: General Counsel

Fax: 312/466-7986

Email: mforde@transunion.com

and

Loeb & Loeb LLP

321 North Clark Street, Suite 2300

Chicago, Illinois 60654-4746

Attention: Ross D. Emmerman

Fax: 312/276-8708

Email: remmerman@loeb.com

If to any Management Seller, c/o the Management Seller Representative, to:

Patrick D. Phelan

c/o Trustev Limited

2100 Cork Airport Business Park

Cork, Ireland

Email: pat.phelan@trustev.com

With a copy to:

Ronan Daly Jermyn

2 Park Place

City Gate Park

Mahon

Cork, Ireland

Attention: Gillian Keating

Fax: +353-21-480-2790

Email: gillian.keating@rdj.ie

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

If to any Non-Management Seller, to the address set forth opposite such Seller’s name on Exhibit A.

11.8 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.9 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as provided in Article X, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Company, any Seller, Purchaser or the Management Seller Representative, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided that (a) Purchaser may assign it rights, interests and obligations hereunder to any of its Affiliates without the consent of any other party hereto, provided that Purchaser shall not be relieved of its obligations hereunder; and (b) the Management Seller Representative may, with such consent, assign it rights, interests and obligations hereunder to a successor Management Seller Representative in accordance with Section 11.11. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations; provided, however, that a Management Seller Representative shall relieved of its obligations hereunder upon appointment of a successor Management Seller Representative in accordance with Section 11.11. Upon any such permitted assignment by Purchaser or the Management Seller Representative, the references in this Agreement to Purchaser or the Management Seller Representative, respectively, shall also apply to Purchaser’s or the Management Seller Representative’s assignee, as the case may be, unless the context otherwise requires.

11.10 Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement and any document or certificate to be executed and delivered hereunder may be executed and delivered by electronic exchange of signatures, and any such signature shall be treated and have the same binding effect as an originally executed document.

11.11 Appointment of Management Seller Representative.

(a) Each Management Seller hereby appoints the Management Seller Representative as the attorney-in-fact and agent for and on behalf of such Management Seller and its respective heirs, successors and assigns with respect to the disposition, settlement or other handling of the post-Closing adjustment contemplated by Section 2.8, the calculation and

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission payment of any amounts payable under the Shareholders’ Agreement, indemnification issues under Article X and all other rights or obligations arising under Section 2.8 and Article X or under the Shareholders’ Agreement and other post-Closing matters, issues and disputes and the taking by the Management Seller Representative, for and on behalf of the Sellers, of any and all actions and the making of any decisions required or permitted to be taken by the Management Seller Representative under this Agreement, including the power and authority to:

(i) authorize the release or delivery to Purchaser of all or any portion of the Holdback Amount whether with respect to the payment (if any) to Purchaser or the Sellers resulting from the post-Closing adjustment contemplated by Section 2.8 (and in connection therewith calculating the portion of any adjustment in the favor of the Management Sellers) or indemnification for Claims contemplated by Article X;

(ii) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to any post-Closing issues and disputes, including under the Shareholders’ Agreement;

(iii) litigate, arbitrate, resolve, settle or compromise any post-Closing issues and disputes, including under the Shareholders’ Agreement;

(iv) waive any breach or default of Purchaser under this Agreement; and

(v) take all actions necessary in the judgment of the Management Seller Representative for the accomplishment of the foregoing and any other post-Closing matters.

The Management Sellers shall be bound by all actions taken and documents executed by the Management Seller Representative in connection with Section 2.8 and Article X, the Shareholders’ Agreement, to the extent applicable thereto, and all other post-Closing matters, and Purchaser shall be entitled to rely on any action, decision, consent or instruction of the Management Seller Representative as being an act, decision, consent or instruction of any Management Seller.

(b) In performing the functions specified in this Agreement, the Management Seller Representative may act upon any instrument or other writing believed by the Management Seller Representative to be genuine and to be signed or presented by the proper Person, and the Management Seller Representative (and its members, managers, directors, officers, contractors, agents and employees) shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement in the absence of gross negligence or willful misconduct on the part of the Management Seller Representative.

(c) The Management Sellers agree that the Management Seller Representative shall be indemnified and held harmless by the Management Sellers, in accordance with their respective Holdback Pro Rata Shares, from and against any loss, liability or expense (including the hiring of legal counsel and the incurring of legal fees and costs) incurred without gross negligence or willful misconduct on the part of the Management Seller Representative and arising out of or in connection with the acceptance or administration of its duties hereunder;

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission provided that in no event shall the indemnification obligation of any Management Seller exceed the proceeds actually received by such Management Seller hereunder and amounts actually paid to such Management Sellers under the Shareholders’ Agreement.

(d) The Management Sellers agree that any out-of-pocket costs and expenses incurred by the Management Seller Representative in connection with actions taken by the Management Seller Representative pursuant to Section 2.8 and Article X and otherwise as provided in this Agreement (including the hiring of legal counsel and the incurring of legal fees and costs) (“Representative Expenses”) shall be the responsibility of the Management Sellers pro rata in accordance with their respective Holdback Pro Rata Shares. The Management Sellers agree that, upon final distribution of the Holdback Amount, Purchaser shall pay to the Management Seller Representative, out of the aggregate Holdback Amount otherwise to be distributed to the Management Sellers, if any, pursuant to the terms of this Agreement, any unpaid Representative Expenses, and the Management Seller Representative may withhold a disproportionate amount from any Management Seller(s) that were the cause of any Representative Expenses, and without limiting the generality of the foregoing, the Management Seller Representative shall have full power and authority to interpret all the terms and provisions of this Agreement, and to consent to any amendment hereof or thereof, on behalf of all the Management Sellers and their respective heirs, successors and assigns. The Management Sellers agree that if the distributable funds described in the preceding sentence are insufficient, any unpaid Representative Expenses may be recovered by the Management Seller Representative directly from Management Sellers and pro-rata in accordance with their respective Holdback Pro Rata Shares. The Management Sellers agree that the Management Seller Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties.

(e) The Management Sellers hereby appoint and constitute the Management Seller Representative the true and lawful attorney-in-fact of the Management Sellers, with full power in their name and on their behalf to act according to the terms of this Agreement in the absolute discretion of the Management Seller Representative; and in general to do all things and to perform all acts including, executing and delivering any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement. This power of attorney, the immunities, rights to indemnification and all authority hereby conferred is granted and coupled with an interest and shall be irrevocable and shall not be terminated by any act of any Management Seller, by operation of Law, whether by such Person’s death, disability, protective supervision, bankruptcy, liquidation or any other event, and shall survive the delivery of an assignment by any Seller of the whole or any fraction of his, her or its interest in the Holdback Amount. Without limiting the foregoing, this power of attorney is to ensure the performance of a special obligation, and, accordingly, each Management Seller hereby waives and renounces its, his or her right to renounce this power of attorney unilaterally any time. The Management Sellers hereby waive any and all defenses that may be available to contest, negate or disaffirm the action of the Management Seller Representative taken under this Agreement. Notwithstanding the power of attorney granted in this Section 11.11, no agreement, instrument, acknowledgement or other act or document shall be ineffective solely by reason of a Management Seller (instead of the Management Seller Representative) having signed or given the same directly.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

(f) Management Sellers who in the aggregate hold at least 48.78% of the Holdback Pro Rata Shares shall have the right at any time to remove the then-acting Management Seller Representative and to appoint a successor Management Seller Representative; provided, however, that neither such removal of a then acting Management Seller Representative nor such appointment of a successor Management Seller Representative shall be effective until (i) notice of such act has been provided to Purchaser and the other Management Sellers, and (ii) such successor has acknowledged in such writing that he, she or it, accepts the appointment as successor Management Seller Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Management Seller Representative, with a copy of such acknowledgment being promptly provided to Purchaser. The immunities and rights to indemnification shall survive the resignation or removal of the Management Seller Representative and the Closing and/or any termination of this Agreement. Each successor Management Seller Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Management Seller Representative.

(g) The Management Seller Representative hereby represents and warrants to Purchaser that (i) the it has all requisite power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, (ii) this Agreement has been duly authorized, executed and delivered by the Management Seller Representative and (iii) this Agreement constitutes a valid and binding agreement enforceable against such Management Seller Representative in accordance with its terms.

(h) Notwithstanding anything to the contrary set forth in this Agreement, to the extent that any breach by a Management Seller of his, her or its representations and warranties set forth in Article III cause a representation and warranty by the Company set forth in Article IV to be inaccurate (as reasonably determined by the Management Seller Representative in good faith), then such Management Seller will be responsible for all of the Damages suffered by the Purchaser Indemnified Persons as a result thereof. This Section 11.11(h) shall not in any way reduce or modify the Purchaser Indemnified Persons’ indemnification rights hereunder.

(i) Notwithstanding anything herein to the contrary, the Management Seller Representative shall not, without the prior written consent of each affected Seller, (i) amend, modify or waive any provision of this Agreement, or any agreement entered into in connection with the Transaction or the Restructuring Transactions, in a manner that disproportionately and adversely affects such Management Seller relative to the other Management Sellers, or (ii) enter into any settlement or compromise of any dispute arising out of the Transaction or the Restructuring Transactions that imposes a non-monetary obligation on such Management Seller.

(j) [Intentionally omitted.]

(k) The Management Seller Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company’s former officers and employees for purposes of performing its duties and exercising its rights hereunder; provided that, the Management Seller Representative shall (i) use any information received as solely to perform its duties and exercise its rights hereunder and (ii) treat all information received as Confidential Information in accordance with Section 7.1 and not share or otherwise provide any

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission of such information to any other Person (except to the Management Sellers or the Management Seller Representative’s employees, attorneys, accountants, financial advisors or authorized representatives on a need to know basis, in each case who agree to treat such information confidentially in accordance with Section 7.1); provided, however, that neither Purchaser nor the Company shall be obligated to provide such access or information if it determines, in its reasonable judgment, that doing so would jeopardize the protection of attorney-client privilege. The Management Seller Representative shall enter into a separate customary confidentiality agreement prior to being provided access to such information if reasonably requested by Purchaser.

11.12 Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies provided hereunder, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

11.13 No Undisclosed Arrangements; Waiver of any Right of Pre-Emption.

(a) Phelan and Kennedy hereby jointly and severally warrant to each of the Non-Management Sellers that, other than as provided for in (a) this Agreement, (b) the Shareholders’ Agreement, (c) in the case of Phelan, the Employment Agreement and/or (d) the Incentive Bonus Plan, no Management Seller has any agreement, arrangement or understanding with Purchaser (or any Affiliate of Purchaser), whether or not in writing and whether or not legally binding: (i) with regard to the Company or any of the transactions contemplated by this Agreement; and/or (ii) which involves or has the potential to involve the payment or transfer to any Management Seller of money or other consideration (including any right or interest in any securities of, or other ownership interest in, the Company), in each case which has not been disclosed in writing by the Management Seller Representative to the Non-Management Sellers prior to the Closing. The Sellers acknowledge and agree that the provisions of this Section 11.13 are solely between the Management Sellers and the Non-Management Sellers and that nothing contained in this Section 11.13 shall effect any other provision of this Agreement or the transactions contemplated hereby or any provision of any of the other agreements and documents referred to in clauses (b), (c) or (d) of this Section 11.13 or otherwise have any impact on Purchaser or any of Purchaser’s rights hereunder or on the Company.

(b) Each Seller hereby waives any and all rights of pre-emption available to such Seller under the Company Articles, the Company Memorandum and/or any agreement between such Seller and the Company, including in the case of each Seller of Convertible Notes, in the documentation with respect to such Convertible Notes.

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**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as a deed by their respective officers thereunto duly authorized, as of the date first written above.

PURCHASER:

EXECUTED as a DEED by TRANSUNION NETHERLANDS I B.V. acting by a duly authorized signatory in the presence of
		)	/s/ David McCrary
		)	Authorized Signatory

/s/ Michael J. Forde
Signature of witness

Name:	Michael J. Forde
Address:	555 West Adams
Chicago, IL 60661 USA

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

NON-MANAGEMENTS SELLERS:

EXECUTED as a DEED by
KEVIN ABOSCH		/s/ Kevin Abosch
Signature
In the presence of:	Michael Quinlan
Signature of Witness:	/s/ Michael Quinlan
Name of Witness:	Michael Quinlan
Address of Witness:	12 Herbert Park, Donnybrook, Dublin

EXECUTED as a DEED by
DAVID COALLIER		/s/ David Coallier
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park,
Mahon, Cork, Ireland

EXECUTED as a DEED by
EAMON LEONARD		/s/ Eamon Leonard
Signature
In the presence of:	Michael Quinlan
Signature of Witness:	/s/ Michael Quinlan
Name of Witness:	Michael Quinlan
Address of Witness:	International House, 3 Harbourmaster Place, IFSC, Dublin 1

EXECUTED as a DEED by
WILLIAM CASEY		/s/ William Casey
Signature
In the presence of:	Aimée E. Scanlon
Signature of Witness:	/s/ Aimée E. Scanlon
Name of Witness:	Aimée E. Scanlon
Address of Witness:	PCH, Block D&E, 4/F, Du Shi Ming Yuan, Jintang Street, Cai Wu Wei,
Luo Hu District, Shenzhen, Guangdong, P.R. China 518010

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by
SHANE NAUGHTON		/s/ Shane Naughton
Signature
In the presence of:	Olga Engroff
Signature of Witness:	/s/ Olga Engroff
Name of Witness:	Olga Engroff
Address of Witness:	110 E. 25 Street, New York, NY 10010

EXECUTED as a DEED by
STEVEN MURPHY		/s/ Steven Murphy
Signature
In the presence of:	Michael Quinlan
Signature of Witness:	/s/ Michael Quinlan
Name of Witness:	Michael Quinlan
Address of Witness:	International House, 3 Harbourmaster Place, IFSC, Dublin 1

EXECUTED as a DEED by
ANIL HANSJEE		/s/ Anil Hansjee
Signature
In the presence of:	Carina Christiansen
Signature of Witness:	/s/ Carina Christiansen
Name of Witness:	Carina Christiansen
Address of Witness:	Stockholmsvägen 31, 18278 Stocksund, Sweden

EXECUTED as a DEED by
NIALL CARROLL		/s/ Niall V. G. Carroll
Signature
In the presence of:	Deirdre McMahon
Signature of Witness:	/s/ Deirdre McMahon
Name of Witness:	Deirdre McMahon
Address of Witness:	c/o ACT Venture Capital Ltd., 6 Richview Office Park,
Clonskeagh, Dublin 14

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by
JOHN FLYNN		/s/ John M. Flynn
Signature
In the presence of:	John O Sullivan
Signature of Witness:	/s/ John O Sullivan
Name of Witness:	John O Sullivan
Address of Witness:	ACT Venture Capital Ltd., 6 Richview Office Park,
Clonskeagh, Dublin 14

PRESENT when the common seal of WAYRA IRELAND LIMITED was affixed hereto in the presence of
		)	/s/ Barbara Morrissey
		)	Director

/s/ Mazhar Hussain		)	/s/ Niall Shanley
Signature of witness		)	Secretary

Name:	Mazhar Hussain
Address:	Securitas Suite 8
Bracetown Park Clonee D.15

EXECUTED as a DEED by SVG INVESTOR GROUP, LLC acting by a duly authorized signatory in the presence of
		)	/s/ John Hartnett
		)	Authorized Signatory

/s/ Lina Ramirez
Signature of witness

Name:	Lina Ramirez
Address:	750 University Ave., Suite 260
Los Gatos, CA 95032 USA

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by SVG TECHNOLOGY FUND, LP acting by a duly authorized signatory in the presence of
		)	/s/ John Hartnett
		)	Authorized Signatory

/s/ Lina Ramirez
Signature of witness

Name:	Lina Ramirez
Address:	750 University Ave., Suite 260
Los Gatos, CA 95032 USA

EXECUTED as a DEED by GREYCROFT PARTNERS III, L.P. acting by a duly authorized signatory in the presence of
		)	/s/ Ian Sigalow
		)	By:	Greycroft Managers III, LLC, its General Partner
Ian Sigalow, Partner

/s/ Matthew Parker
Signature of witness

Name:	Matthew Parker
Address:	292 Madison Ave.
New York, NY 10017

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

GIVEN under the COMMON SEAL of ACT VENTURE CAPITAL LIMITED, in its capacity as Manager of AIB START UP ACCELERATOR FUND LIMITED PARTNERSHIP, and delivered as a Deed
	)	/s/ John M. Flynn
	)	Print Name:	John M. Flynn

	)	/s/ John O Sullivan
	)	Print Name:	John O Sullivan

GIVEN under the COMMON SEAL of ACT VENTURE CAPITAL LIMITED and delivered as a Deed
	)	/s/ John M. Flynn
	)	Print Name:	John M. Flynn

	)	/s/ John O Sullivan
	)	Print Name:	John O Sullivan

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by MANGROVE III INVESTMENTS S.À RL acting by a duly authorized signatory in the presence of
		)	/s/ Hans-Jürgen Schmitz
		)	Manager

/s/ Michael Rabinowicz		)	/s/ Willibrord Ehses
Signature of witness		)	Manager
Name:	Michael Rabinowicz
Address:	31, Boulevard Joseph II
L-1840 Luxembourg

EXECUTED as a DEED by NOTION CAPITAL 2 L.P. acting by its general partner NOTION GP LLP
		)	/s/ J. C. White
		)	Authorized Signatory

/s/ Quinn Arevalo		)	J. C. White
Signature of witness		)	Print Name
Name:	Quinn Arevalo	)	Partner
Address:	69 Charlton St.
New York, NY 10014 USA

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by ENTERPRISE IRELAND acting by a duly authorized signatory in the presence of
		)	/s/ Joe Healy
		)	Authorized Signatory

/s/ Carmel Kavanagh
Signature of witness

Name:	Carmel Kavanagh
Address:	The Plaza, East Point Business Park, Dublin 3, Ireland

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

MANAGEMENTS SELLERS:

EXECUTED as a DEED by
PAT PHELAN		/s/ Patrick D. Phelan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
CHRIS KENNEDY		/s/ Chris Kennedy
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
STEPHEN FANNING		/s/ Stephen Fanning
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
KIERAN SEXTON		/s/ Kieran Sexton
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

EXECUTED as a DEED by
DIARMUID THOMA		/s/ Diarmuid Thoma
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
JASON RYAN		/s/ Jason Ryan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
ANTHONY CARROLL		/s/ Anthony Carroll
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

EXECUTED as a DEED by
DAVID ROWAN		/s/ David Rowan
Signature
In the presence of:	Giuseppe Graziani
Signature of Witness:	/s/ Giuseppe Graziani
Name of Witness:	Giuseppe Graziani
Address of Witness:	107 Heath Street, London NW3 6SS

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

THE COMPANY:

PRESENT when the COMMON SEAL of TRUSTEV LIMITED was affixed hereto AND DELIVERED in the presence of
		)	/s/ Chris Kennedy
		)	Director

/s/ Gillian Keating		)	/s/ Patrick D. Phelan
Signature of witness		)	Director/Secretary/Person duly authorized
by the board
Name:	Gillian Keating
Address:	Ronan Daly Jermyn Solicitors
2 Park Place, Citygate Park
Mahon, Cork, Ireland

SELLER REPRESENTATIVE:

EXECUTED as a DEED by
PATRICK D. PHELAN		/s/ Patrick D. Phelan
Signature
In the presence of:	Gillian Keating
Signature of Witness:	/s/ Gillian Keating
Name of Witness:	Gillian Keating
Address of Witness:	Ronan Daly Jermyn Solicitors, 2 Park Place, Citygate Park, Mahon, Cork, Ireland

[Signature Page to Purchase Agreement]

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

Exhibit D

Limitations of Liability

1.	Maximum Liability

1.1	The aggregate liability of the Management Sellers on account of Company Breaches shall be limited to 20% of the Purchase Price (inclusive of the Holdback Amount and any amounts paid or to be paid under the Shareholders’ Agreement) (the “Cap”), except with respect to the following matters, each of which shall not be subject to the Cap or Basket:

1.1.1.	Company Breaches of Type 1 Fundamental Representations for which the aggregate liability of the Management Sellers shall be unlimited;

1.1.2.	(1) Company Breaches of Type 2 Fundamental Representations, (2) Company Breaches of Type 3 Fundamental Representations and (3) Pre-Closing Taxes, for which the aggregate liability of the Management Sellers shall be limited to the Purchase Price received by the Management Sellers (inclusive of the Holdback Amount and any amounts paid or to be paid under the Shareholders’ Agreement); and

1.1.3.	The matters set forth in Clause 5 of this Exhibit D.

1.2	Notwithstanding Clause 1.1.1. of this Exhibit D and except as provided in Clause 5 of this Exhibit D, in no event shall the liability of any Management Seller pursuant to Article X exceed the amount of the Purchase Price actually received by such Management Seller (inclusive of the Holdback Amount and any amounts paid or to be paid under the Shareholders’ Agreement paid to such Management Seller).

2.	Liability for Individual Claims

2.1.	The Management Sellers will not be liable for Claims on account of Company Breaches unless the amount awarded or agreed in respect of those Claims together with all other such Claims exceeds in aggregate US$100,000 (the “Basket”), in which event the Purchaser indemnified Parties shall be entitled to recover the full amount of such Claims (and not just the excess of Claims over the Basket).

3.	Limitations in Time

3.1.	All representations and warranties of the parties contained in this Agreement, as qualified by the Disclosure Schedules, shall remain operative and in full force and effect until the date that is twenty-four (24) months after the Closing Date; provided that (a) each of the Type 1 Fundamental Representations shall remain operative and in full force and effect indefinitely, (b) each of the Type 2 Fundamental Representations shall remain operative and in full force and effect until the date that is thirty-six (36) months after the Closing Date and (c) each of the Type 3 Fundamental Representations shall remain operative and in full force and effect until the date that is sixty (60) months after the Closing Date (the applicable date as set forth in this Clause 3.1, the “Survival Date”).

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

3.2.	The Management Sellers will not be liable for any Claim on account of Company Breaches unless notice of it is given in writing (specifying in reasonable detail (to the extent such information is available at the time of the Claim) the matter which gives rise to the Claim, the nature of the Claim and the amount claimed in respect of such Claim) by Purchaser to the Sellers Representative no later than the applicable Survival Date.

4.	Other Limitations

The Management Sellers will not be liable for a Claim that relates to matters Disclosed. The Management Sellers will not be liable for a Claim, or liable for the increase in a Claim or as the case might be to the extent that the Claim:

4.1.1.	arises or is increased as a result of an increase in rates of Taxes after the Closing Date with retrospective effect; or

4.1.2.	arises or is increased as a result of any legislation, subordinate legislation, or Taxing Authority enunciated published practice enacted, made, in force or allowed (as appropriate), after the Closing Date with retrospective effect; or

4.1.3.	arises or is increased as a result of the passing of, or a change in, any law, rule, regulation, interpretation of the law or administrative practice of a Governmental Body relating to Taxes after the Closing Date in each case with retrospective effect; or

4.1.4.	involves a matter specifically and in amount adequately provided for in Closing Working Capital; or

4.1.5.	results from any income, profits or gains which were accrued or earned or actually received by the Company and are available to the Company at the Adjustment Time but were not reflected in Closing Working Capital; or

4.1.6.	arises or is increased by any change after Closing in the accounting reference date of the Company except where any such change was required in order to comply with generally accepted accounting principles in existence at or prior to Closing; or

4.1.7.	results from any change of accounting policy or practice of Purchaser or the Company introduced on or after Closing except where any such change was required in order to comply with GAAP in existence at or prior to Closing; or

4.1.8.

would not have arisen but for some act or omission carried out by Purchaser or the Company (in each case after Closing) other than (i) any action contemplated under this Agreement or under any other related document to be entered into at Closing or (ii) in accordance with any legally binding commitment, agreement or

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

2

arrangement entered into by the Company or the Management Sellers prior to Closing or (iii) in accordance with any written request made by the Company or the Management Sellers or (iv) to comply with any rule, law, regulation or published administrative practice of any Taxing Authority.

5.	Fraudulent Claims

Nothing in this Exhibit D applies to limit liability that arises or is delayed, wholly or partly, as a result of fraud, intentional misrepresentation or wilful or criminal misconduct by the the Company or the Management Sellers.

6.	Mitigation

Nothing in this Exhibit D shall or shall be deemed to in any way diminish, restrict or limit Purchaser’s common law obligations to mitigate its loss or damage or both in relation to any Claim.

7.	Recovery of Same Loss

Purchaser is not entitled to recover Damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same loss or liability and in particular but without prejudice to the generality of the foregoing shall not be entitled to recover more than once in respect of the same subject matter.

8.	Contingent Liabilities

Without prejudice to Clause 3 of this Exhibit D, if any potential Claim arises as a result of a contingent or unquantifiable liability of the Company, none of the Management Sellers will be obliged to pay any sum in respect of the potential Claim until the liability either ceases to be contingent or becomes quantifiable.

**** Confidential Treatment has been requested for certain redacted provisions of this exhibit. The redacted provisions are identified by asterisks and enclosed by brackets. The confidential portions have been filed separately with the Securities and Exchange Commission

3